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             CONFIDENTIAL: SUBJECT TO RESTRICTIONS ON DISSEMINATION
                    SET FORTH IN SECTION 8 OF THIS AGREEMENT
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                           PARTICIPATION AGREEMENT [__]
                          Dated as of [____________]

                                      Among

                           CONTINENTAL AIRLINES, INC.,
                                     Lessee,

                                [______________],

                               Owner Participant,

                              FIRST SECURITY BANK,
                              NATIONAL ASSOCIATION,
                         Not in its individual capacity
                      except as expressly provided herein,
                          but solely as Owner Trustee,

                                 Owner Trustee,
                                       and

                            WILMINGTON TRUST COMPANY,
                         Not in its individual capacity
                      except as expressly provided herein,
                  but solely as Mortgagee, Subordination Agent
           under the Intercreditor Agreement and Pass Through Trustee under each of the Applicable Pass Through Trust Agreements,

                         Mortgagee and Loan Participant
                         ______________________________


                        One Boeing Model [____] Aircraft
                   Bearing Manufacturer's Serial No. [_______]
                       and U.S. Registration No. [_______]


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

CONTENTS

SECTION 1.    DEFINITIONS AND CONSTRUCTION ...................................2

SECTION 2.    PARTICIPATION IN LESSOR'S COST; ISSUANCE OF
              EQUIPMENT NOTES; TERMINATION OF OBLIGATION TO
              PARTICIPATE ....................................................3
      2.1     Participation in Lessor's Cost..................................3
      2.2     Nature of Obligations of Participants...........................3
      2.3     Termination of Obligation to Participate........................3

SECTION 3.    COMMITMENT TO LEASE AIRCRAFT....................................4

SECTION 4.    PROCEDURE FOR PARTICIPATION IN PAYMENT OF LESSOR'S
              COST; POSTPONEMENT OF SCHEDULED DELIVERY DATE...................4
      4.1     Notices of Scheduled Delivery Date..............................4
      4.2     Payment of Lessor's Cost........................................4
      4.3     Postponement of Scheduled Delivery Date.........................5
      4.4     Closing.........................................................6

SECTION 5.    CONDITIONS PRECEDENT............................................6
      5.1     Conditions Precedent to Obligations of Participants.............6
      5.2     Conditions Precedent to Obligations of Owner Trustee............14
      5.3     Conditions Precedent to Obligations of Mortgagee................14
      5.4     Conditions Precedent to Obligations of Lessee...................15
      5.5     Post-Registration Opinion.......................................16

SECTION 6.    REPRESENTATIONS AND WARRANTIES..................................16
      6.1     Lessee's Representations and Warranties.........................16
      6.2     Owner Participant's Representations and Warranties..............20
      6.3     First Security's Representations and Warranties.................23
      6.4     WTC's Representations and Warranties............................26

SECTION 7.    COVENANTS, UNDERTAKINGS AND AGREEMENTS..........................30
      7.1     Covenants of Lessee.............................................30
      7.2     Covenants of Owner Participant..................................33
      7.3     Covenants of First Security and Owner Trustee...................35
      7.4     Covenants of WTC................................................38
      7.5     Covenants of Note Holders.......................................39
      7.6     Agreements......................................................40

SECTION 8.    CONFIDENTIALITY.................................................48

SECTION 9.    INDEMNIFICATION AND EXPENSES....................................49
      9.1     General Indemnity...............................................49
      9.2     Expenses........................................................56
      9.3     General Tax Indemnity...........................................57
      9.4     Payments........................................................69
      9.5     Interest........................................................70
      9.6     Benefit of Indemnities..........................................70

SECTION 10.   ASSIGNMENT OR TRANSFER OF INTERESTS.............................70
      10.1    Participants, Owner Trustee and Note Holders....................70
      10.2    Effect of Transfer..............................................72

SECTION 11.   REFUNDING AND CERTAIN OTHER MATTERS.............................73
      11.1    Refunding Generally.............................................73
      11.2    Limitations on Obligation to Refund.............................75
      11.3    Execution of Certain Documents..................................76
      11.4    ERISA...........................................................76
      11.5    Consent to Optional Redemptions.................................76

SECTION 12.   SECTION 1110....................................................76

SECTION 13.   CHANGE OF CITIZENSHIP...........................................77
      13.1    Generally.......................................................77
      13.2    Owner Participant...............................................77
      13.3    Owner Trustee...................................................78
      13.4    Mortgagee.......................................................78

SECTION 14.   CONCERNING OWNER TRUSTEE........................................78

SECTION 15.   MISCELLANEOUS...................................................79
      15.1    Amendments......................................................79
      15.2    Severability....................................................79
      15.3    Survival........................................................79
      15.4    Reproduction of Documents.......................................80
      15.5    Counterparts....................................................80
      15.6    No Waiver.......................................................80
      15.7    Notices.........................................................81
      15.8    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE................81
      15.9    Third-Party Beneficiary.........................................82
      15.10   Entire Agreement................................................82
      15.11   Further Assurances..............................................83

ANNEX, SCHEDULES AND EXHIBITS
ANNEX A -     Definitions


SCHEDULE 1 -  Accounts; Addresses
SCHEDULE 2 -  Commitments
SCHEDULE 3 -  Certain Terms

EXHIBIT A -   Opinion  of  special  counsel  to Lessee
EXHIBIT B -   Opinion  of corporate  counsel  to Lessee
EXHIBIT C -   Opinion  of  corporate counsel to Airframe  Manufacturer
EXHIBIT D -   Opinion of special counsel to Owner Trustee
EXHIBIT E -   Opinion of special counsel to Mortgagee and the Loan Participants

EXHIBIT F -   Opinion of special counsel to Owner Participant
EXHIBIT G -   Opinion of special counsel in Oklahoma City, Oklahoma

                             PARTICIPATION AGREEMENT


      PARTICIPATION AGREEMENT [___], dated as of [_______________] (this "Agreement"), among (a) CONTINENTAL AIRLINES, INC., a Delaware corporation ("Lessee"), (b) [_______________ ] a corporation organized under the laws of the OP Jurisdiction ("Owner Participant"), (c) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (this and all other capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in Section 1) (in its capacity as Owner Trustee, "Owner Trustee" or "Lessor," and in its individual capacity, "First Security"),
(d) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee (in its capacity as Mortgagee, "Mortgagee" and in its individual capacity, "WTC"), (e) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under each of the Applicable Pass Through Trust Agreements, (each, an "Applicable Pass Through Trustee") and (f) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent under the Intercreditor Agreement ("Subordination Agent").

                                    RECITALS

      A. Owner Participant and First Security, concurrently herewith, are entering into the Trust Agreement, pursuant to which, among other things, Owner Trustee agrees to hold the Trust Estate for the use and benefit of Owner Participant upon and subject to the terms and conditions set forth therein.

      B. Lessee and Airframe Manufacturer have entered into the Purchase Agreement, pursuant to which, among other things, Airframe Manufacturer has agreed to manufacture and sell to Lessee and Lessee has agreed to purchase from Airframe Manufacturer, certain aircraft, including the Aircraft.

      C. On the Delivery Date, Lessee and Owner Trustee will enter into the Purchase Agreement Assignment, pursuant to which, among other things, Lessee will assign to Owner Trustee its right to purchase the Aircraft from Airframe Manufacturer upon and subject to the terms and conditions set forth in the Purchase Agreement and the Purchase Agreement Assignment.

      D. Pursuant to each of the Pass Through Trust Agreements, on the Issuance Date the Pass Through Trusts were created and the Pass Through Certificates were issued and sold.

      E. Pursuant to the Note Purchase Agreement, each Applicable Pass Through Trustee has agreed to use a portion of the proceeds from the issuance and sale of the Pass Through Certificates issued by each Applicable Pass Through Trust to purchase from the Owner Trustee, on behalf of the related Applicable Pass Through Trust, the Equipment Note bearing the same interest rate as the Pass Through Certificates issued by such Pass Through Trust.

      F. Owner Trustee and Mortgagee, concurrently with the execution and delivery hereof, have entered into the Trust Indenture for the benefit of the Note Holders, pursuant to which, among other things, Owner Trustee agrees (1) to issue Equipment Notes, in the amounts and otherwise as provided in the Trust Indenture, the proceeds of which will be used to pay a portion of Lessor's Cost and (2) to mortgage, pledge and assign to Mortgagee all of Owner Trustee's right, title and interest in the Trust Indenture Estate to secure the Secured Obligations, including, without limitation, Owner Trustee's obligations under the Equipment Notes.

      G. On the Delivery Date, Lessor and Lessee will enter into the Lease, pursuant to which, among other things, Lessor shall lease the Aircraft to Lessee and Lessee shall lease the Aircraft from Lessor upon and subject to the terms and conditions set forth therein.

      H. The parties hereto wish to set forth in this Agreement the terms and conditions upon and subject to which the aforesaid transactions shall be effected.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND CONSTRUCTION

      Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

SECTION 2. PARTICIPATION IN LESSOR'S COST; ISSUANCE OF EQUIPMENT NOTES;
           TERMINATION OF OBLIGATION TO PARTICIPATE

      2.1   PARTICIPATION IN LESSOR'S COST

      Subject to the terms and conditions of this Agreement, on the Delivery Date, Owner Participant and each Applicable Pass Through Trustee shall participate in the payment of Lessor's Cost as follows:

      (a) Owner Participant shall participate in the payment of Lessor's Cost for the Aircraft by making an equity investment in the beneficial ownership of the Aircraft in the amount in Dollars equal to Owner Participant's Percentage multiplied by Lessor's Cost; and

      (b) Each Applicable Pass Through Trustee shall make a non-recourse secured loan to Owner Trustee to finance, in part, the Owner Trustee's payment of Lessor's Cost in the amount in Dollars equal to such Applicable Pass Through Trustee's PTT Percentage multiplied by Lessor's Cost, such loan to be evidenced by one or more Equipment Notes, dated the Delivery Date, issued to the Subordination Agent as the registered holder on behalf of each such Applicable Pass Through Trustee for the related Applicable Pass Through Trust by Owner Trustee in accordance with this Agreement and the Trust Indenture, in an aggregate principal amount equal to the Commitment of each such Applicable Pass Through Trustee.

      2.2 NATURE OF OBLIGATIONS OF PARTICIPANTS

      The obligations hereunder of each Participant are several, and not joint, and a Participant shall have no obligation to make available to Owner Trustee any portion of any amount not paid hereunder by any other Participant. The failure by either Participant to perform its obligations hereunder shall not affect the obligations of Lessee toward the other Participant, except to the extent provided in Section 5.4.

      2.3 TERMINATION OF OBLIGATION TO PARTICIPATE

      Notwithstanding any other provision of this Agreement, if the Closing does not occur on or before the Commitment Termination Date, the Commitment of each Participant and its obligation to participate in the payment of Lessor's Cost shall expire and be of no further force and effect; PROVIDED, that the liability of any Participant that has defaulted in the payment of its Commitment shall not be released.

SECTION 3. COMMITMENT TO LEASE AIRCRAFT

      Subject to the terms and conditions of this Agreement, concurrently with the issuance of the Equipment Notes on the Delivery Date, Owner Trustee shall purchase and accept delivery of the Aircraft under and pursuant to the Purchase Agreement and the Purchase Agreement Assignment, and thereupon Owner Trustee shall lease the Aircraft to Lessee, and Lessee shall lease the Aircraft from Owner Trustee, under the Lease.

SECTION 4. PROCEDURE FOR PARTICIPATION IN PAYMENT OF LESSOR'S COST; POSTPONEMENT
           OF SCHEDULED DELIVERY DATE

      4.1 NOTICES OF SCHEDULED DELIVERY DATE

      Without limiting its obligations to the Loan Participant under Section 1(b) of the Note Purchase Agreement, Lessee agrees to give Participants, Owner Trustee, and Mortgagee at least one Business Day's written notice of the Scheduled Delivery Date, which notice shall set forth Lessor's Cost and the amount of each Participant's Commitment. Each Participant agrees that making available its respective Commitment shall constitute a waiver of such notice. Owner Trustee and Mortgagee shall be deemed to have waived such notice if Mortgagee shall have received from each Participant funds in the full amount of its respective Commitment.

      4.2 PAYMENT OF LESSOR'S COST

      (a) Each Participant agrees, subject to the terms and conditions of this Agreement, to make the Dollar amount of its respective Commitment available, by wire transfer of immediately available funds to WTC's account at Citibank, N.A., ABA No. 021000089, Account No. 0016-1728, reference Continental Lease [___], at or before 12:00 Noon, New York City time, on the Scheduled Delivery Date. All such funds made available by each Participant to WTC shall, until payment thereof to Airframe Manufacturer and Lessee as provided in Section 4.2(b)(ii) or return thereof to the respective Participant as provided in Section 4.3.2, be held by WTC in trust for the benefit of the respective Participant, as the sole and exclusive property of the respective Participant and not as part of the Trust Estate or the Trust Indenture Estate.

      (b) Subject to the satisfaction, or waiver by the applicable party, of the conditions precedent set forth in Section 5, and simultaneously with the receipt by the parties hereto of all amounts to be paid to them on the Delivery Date pursuant to this Section 4.2, Owner Trustee shall:

            (i) purchase, take title to, and accept delivery of, the Aircraft;

            (ii) in consideration of the transfer of title to the Aircraft to Owner Trustee, direct WTC to pay, from the funds made available to WTC hereunder by the Participants, all or a specified portion of its Commitment either to (A) Airframe Manufacturer, which payments in the aggregate shall be equal to Manufacturer's Purchase Price, by wire transfer of immediately available funds to Airframe Manufacturer's account set forth in Schedule 1 and (B) Lessee, which payments in the aggregate shall be equal to Lessor's Cost minus Manufacturer's Purchase Price, by wire transfer of immediately available funds to Lessee's account set forth in Schedule 1 or as otherwise directed by Lessee;

            (iii) execute an application for registration of the Aircraft with the FAA and Lease Supplement No. 1, in each case with respect to the Aircraft;

            (iv) execute the Trust Indenture and the initial Trust Indenture Supplement and issue the Equipment Notes to the Subordination Agent in accordance with Section 2.1(b);

            (v) lease the Aircraft to Lessee, pursuant to the Lease; and

            (vi) take such other action as may be required to be taken by the Owner Trustee on the Delivery Date by the terms of any Operative Agreement.

      4.3 POSTPONEMENT OF SCHEDULED DELIVERY DATE

            4.3.1 POSTPONEMENT

      If for any reason whatsoever the Closing is not consummated on the Scheduled Delivery Date, Lessee may, subject to the provisions of 1(e) of the Note Purchase Agreement, by telephonic notice, given by 5:00 p.m., New York City time (such telephonic notice to be promptly confirmed in writing by personal delivery or facsimile), on the Scheduled Delivery Date to each Participant, Owner Trustee and Mortgagee, designate a Delayed Delivery Date, in which case the Owner Participant will keep its funds available, and each Loan Participant shall comply with its obligations under Section 5.01 of each applicable Trust Supplement.

            4.3.2 RETURN OF FUNDS

      WTC shall promptly return to each Participant that makes funds available to it in accordance with Section 4.2(a) such funds, together with interest or income earned thereon, if the Closing fails to occur on the Scheduled Delivery Date, PROVIDED that any funds made available by the Loan Participant shall be returned on such Scheduled Delivery Date.

      4.4 CLOSING

      The Closing shall occur at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, or such other place as the parties shall agree.

SECTION 5. CONDITIONS PRECEDENT

      5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTICIPANTS

      The obligation of each Participant to make the Dollar amount of its respective Commitment available for payment as directed by the Owner Trustee on the Delivery Date is subject to satisfaction or waiver by each such Participant, on or prior to the Delivery Date, of the conditions precedent set forth below in this Section 5.1; PROVIDED, that it shall not be a condition precedent to the obligation of any Participant that any document be produced or action taken that is to be produced or taken by such Participant or by a Person within such Participant's control; PROVIDED, FURTHER, that Sections 5.1.2(iii), (xv) and (xxiii) (H) shall not be conditions precedent to the obligation of Loan Participants and Sections 5.1.15 and 5.1.16 shall not be conditions precedent to the obligation of Owner Participant.

            5.1.1 NOTICE

      Such Participant shall have received the notice described in Section 4.1 or, in the case of a Delayed Delivery Date, 4.3, when and as required thereby, or shall have waived such notice

            5.1.2 DELIVERY OF DOCUMENTS

      Such Participant shall, except as noted below, have received executed counterparts of the following agreements, instruments, certificates or documents, and such counterparts (a) shall have been duly authorized, executed and delivered by the respective party or parties thereto, (b) shall be reasonably satisfactory in form and substance to such Participant and (c) shall be in full force and effect:

            (i) the Lease; provided, that only Mortgagee shall receive the sole executed chattel paper original thereof;

            (ii) Lease Supplement No. 1; PROVIDED, that only Mortgagee shall receive the sole executed chattel paper original thereof;

            (iii) the Tax Indemnity Agreement; PROVIDED, that only Owner Participant and Lessee shall receive copies of the Tax Indemnity Agreement;

            (iv) the Trust Agreement;

            (v) the Trust Indenture;

            (vi) the initial Trust Indenture Supplement;

            (vii) the Purchase Agreement Assignment;

            (viii) the Consent and Agreement and the Engine Consent and Agreement;

            (ix) the Equipment Notes dated the Delivery Date; PROVIDED, that only the Subordination Agent shall receive the authenticated Equipment Notes;

            (x) an excerpted copy of the Purchase Agreement to the extent relating to Airframe Manufacturer's or Engine Manufacturer's respective warranties or related obligations or any right in the Purchase Agreement assigned to Owner Trustee pursuant to the Purchase Agreement Assignment; PROVIDED, that only Owner Trustee and Mortgagee shall receive copies of such agreements (copies of which may be inspected by Participants and their respective special counsel on the Delivery Date, but after the Delivery Date such copies shall be retained by Owner Trustee and Mortgagee and may be inspected and reviewed by Owner Participant or Loan Participant or their respective counsel if and only if there shall have occurred and be continuing a Lease Default or Lease Event of Default);

            (xi) the Bills of Sale;

            (xii) an invoice from Airframe Manufacturer to Owner Trustee in respect of the Aircraft (except for the BFE) specifying the amount of the Manufacturer's Purchase Price and an invoice from Lessee specifying the amount due to Lessee in respect of the Aircraft and the BFE, which amounts, in the aggregate, shall equal Lessor's Cost of the Aircraft;

            (xiii) an appointment of authorized representatives by Owner Trustee, and an acceptance thereof by such representatives in each case, dated the Delivery Date;

            (xiv) the broker's report and insurance certificates required by
      Section 11 of the Lease;

            (xv) an appraisal or appraisals from an Appraiser, which appraisal or appraisals shall be reasonably satisfactory in form and substance to Owner Participant; PROVIDED, that only Owner Participant and Lessee shall receive copies of such appraisal or appraisals;

            (xvi) (A) a copy of the Certificate of Incorporation and By-Laws of Lessee and resolutions of the board of directors of Lessee and/or the executive committee thereof, in each case certified as of the Delivery Date, by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of the Lessee Operative Agreements required to be executed and delivered by Lessee on or prior to the Delivery Date in accordance with the provisions hereof and thereof; (B) an incumbency certificate of Lessee, Owner Participant, First Security and WTC as to the person or persons authorized to execute and deliver the relevant Operative Agreements on behalf of such party; and (C) a copy of the Certificate of Incorporation or Articles of Incorporation and By-Laws and general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of Owner Participant, First Security and WTC, certified as of the Delivery Date by the Secretary or an Assistant or Attesting Secretary of Owner Participant, First Security and WTC, respectively, which authorize the execution, delivery and performance by Owner Participant, First Security and WTC, respectively, of each of the Operative Agreements to which it is a party, together with such other documents and evidence with respect to it as Lessee or any Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection therewith;

            (xvii) an Officer's Certificate of Lessee, dated as of the Delivery Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

            (xviii) an Officer's Certificate of First Security, dated as of the Delivery Date, stating that its representations and warranties, in its individual capacity and as Owner Trustee, set forth in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

            (xix) an Officer's Certificate of Owner Participant, dated as of the Delivery Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

            (xx) an Officer's Certificate of WTC, dated as of the Delivery Date, stating that its representations and warranties, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, set forth in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

            (xxi) an application for registration of the Aircraft with the FAA in the name of Owner Trustee; PROVIDED, that only special counsel in Oklahoma City, Oklahoma shall receive the sole executed copy thereof for filing with the FAA;

            (xxii) the Financing Statements;

            (xxiii) the following opinions of counsel, in each case dated the Delivery Date:

                  (A) an opinion of Hughes Hubbard & Reed LLP, special counsel to Lessee, substantially in the form of Exhibit A;

                  (B) an opinion of Lessee's Legal Department, substantially in the form of Exhibit B;

                  (C) an opinion of [________________________________,]
            corporate counsel to Airframe Manufacturer, substantially in the form of Exhibit C;

                  (D) an opinion of Ray, Quinney & Nebeker, special counsel to
            Owner Trustee, substantially in the form of Exhibit D;

                  (E) an opinion of Richards, Layton & Finger, special counsel to Mortgagee and the Loan Participants, substantially in the form of Exhibit E;

                  (F) an opinion of [________________________________,] special counsel to Owner Participant, substantially in the form of Exhibit
            F;

                  (G) an opinion of Lytle Soule & Curlee, special counsel in
            Oklahoma City, Oklahoma, substantially in the form of Exhibit G; and

                  (H) an opinion of [________________________________,] special tax counsel to Owner Participant, with respect to certain tax consequences of the transactions contemplated hereby; PROVIDED, that only Owner Participant shall receive such opinion;

            (xxiv) a copy of a current, valid Standard Certificate of Airworthiness for the Aircraft duly issued by the FAA;

            (xxv) the Participants and their respective counsel shall have received copies of such documents and papers as such Participants may reasonably request, other than (A) in the case of the Loan Participants, copies of the Purchase Agreement, provided that special counsel for the Loan Participants may inspect the Purchase Agreement in connection with the transactions contemplated hereby or as a basis for such counsel's closing opinion, and (B) in the case of parties other than Owner Participant and its special counsel, the Tax Indemnity Agreement.

            5.1.3 OTHER COMMITMENTS

      Each other Participant shall have made available the Dollar amount of its Commitment as directed by Owner Trustee in accordance with Section 4.

            5.1.4 VIOLATION OF LAW

      No change shall have occurred after the date of this Agreement in any applicable Law that makes it a violation of Law for (a) Lessee, any Participant, Subordination Agent, Owner Trustee or Mortgagee to execute, deliver and perform the Operative Agreements to which any of them is a party or (b) any Participant to make the Dollar amount of its Commitment available or, in the case of any Loan Participant, to acquire an Equipment Note or to realize the benefits of the security afforded by the Trust Indenture.

            5.1.5 TAX LAW CHANGE

      In respect of Owner Participant, no Adverse Change in Tax Law shall have been enacted, promulgated or issued on or prior to the Delivery Date. Owner Participant agrees to consider promptly, and to consult with Lessee concerning any such Adverse Change in Tax Law and to advise Lessee and Loan Participant promptly if Owner Participant determines that an Adverse Change in Tax Law which has been enacted or promulgated or, if proposed, has a substantial likelihood of becoming effective, would cause Owner Participant to elect not to close with respect to the Aircraft. At any time on or before the Delivery Date, Owner Participant may notify Lessee and Loan Participant that Owner Participant elects not to close as a result of the enactment, promulgation or issuance of any Adverse Change in Tax Law on or before the Delivery Date, specifying such Adverse Change in Tax Law; and failure to give such notice on or before the Delivery Date shall preclude Owner Participant from not closing with respect to such Aircraft as a result of any Adverse Change in Tax Law.

            5.1.6 REPRESENTATIONS, WARRANTIES AND COVENANTS

      The representations and warranties of each other party to this Agreement made, in each case, in this Agreement and in any other Operative Agreement to which it is a party, shall be true and accurate in all material respects as of the Delivery Date (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and each other party to this Agreement shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Operative Agreement to which it is a party to be observed or performed by it as of the Delivery Date.

            5.1.7 NO EVENT OF DEFAULT

      On the Delivery Date, no event shall have occurred and be continuing, or would result from the sale, mortgage or lease of the Aircraft, which constitutes a Lease Default or Lease Event of Default, or an Indenture Default or Indenture Event of Default.

            5.1.8 NO EVENT OF LOSS

      No Event of Loss with respect to the Airframe or any Engine shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine shall have occurred.

            5.1.9 TITLE

      Owner Trustee shall have good title (subject to filing and recordation of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of Liens, except (a) the rights of Lessee under the Lease and Lease Supplement No. 1, (b) the Lien created by the Trust Indenture and the initial Trust Indenture Supplement, (c) the beneficial interest of Owner Participant created by the Trust Agreement, (d) Liens permitted by clause (d) (solely for taxes not yet due) of Section 6 of the Lease and (e) Liens permitted by clause (e) of Section 6 of the Lease.

            5.1.10 CERTIFICATION

      The Aircraft shall have been duly certificated by the FAA as to type and airworthiness in accordance with the terms of the Purchase Agreement.

            5.1.11 SECTION 1110

      Owner Trustee, as lessor under the Lease (and Mortgagee, as assignee of Owner Trustee under the Trust Indenture), shall be entitled to the benefits of
Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines and to enforce any of its other rights or remedies as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

            5.1.12 FILING

      On the Delivery Date (a) the FAA Filed Documents shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act and (b) each Financing Statement shall have been duly filed (or shall be in the process of being so duly filed) in the appropriate jurisdiction.

            5.1.13 NO PROCEEDINGS

      No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.

            5.1.14 GOVERNMENTAL ACTION

      All appropriate action required to have been taken prior to the Delivery Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued.

            5.1.15 NOTE PURCHASE AGREEMENT

      The conditions precedent to the obligations of the Loan Participants and the other requirements relating to the Aircraft and the Equipment Notes set forth in the Note Purchase Agreement shall have been satisfied.

            5.1.16 PERFECTED SECURITY INTEREST

      On the Delivery Date, after giving effect to the filing of the FAA Filed Documents and the Financing Statements, Mortgagee shall have received a duly perfected first priority security interest in all of Owner Trustee's right, title and interest in the Aircraft and the Lease, subject only to Permitted Liens.

      5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF OWNER TRUSTEE

      The obligation of Owner Trustee to direct the Participants to apply the Commitments to pay Lessor's Cost on the Delivery Date is subject to satisfaction or waiver by Owner Trustee, on or prior to the Delivery Date, of the conditions precedent set forth below in this Section 5.2.

            5.2.1 NOTICE

      Owner Trustee shall have received the notice described in Section 4.1 or, in the case of a Delayed Delivery Date, 4.3, when and as required thereby, or shall have waived such notice.

            5.2.2 DOCUMENTS

      Executed originals of the agreements, instruments, certificates or documents described in Section 5.1.2 shall have been received by Owner Trustee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Owner Trustee.


            5.2.3 OTHER CONDITIONS PRECEDENT

      Each of the conditions set forth in Sections 5.1.4, 5.1.6, 5.1.7 and
5.1.11 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner Trustee.

      5.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF MORTGAGEE

      The obligation of Mortgagee to authenticate the Equipment Notes on the Delivery Date is subject to the satisfaction or waiver by Mortgagee, on or prior to the Delivery Date, of the conditions precedent set forth below in this
Section 5.3.

            5.3.1 NOTICE

      Mortgagee shall have received the notice described in Section 4.1 or, in the case of a Delayed Delivery Date, 4.3, when and as required thereby, or shall have waived such notice.

            5.3.2 DOCUMENTS

      Executed originals of the agreements, instruments, certificates or documents described in Section 5.1.2 shall have been received by Mortgagee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Mortgagee.

            5.3.3 OTHER CONDITIONS PRECEDENT

      Each of the conditions set forth in Sections 5.1.4, 5.1.6, 5.1.7 and
5.1.11 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Mortgagee.

      5.4 CONDITIONS PRECEDENT TO OBLIGATIONS OF LESSEE

      The obligation of Lessee to lease the Aircraft on the Delivery Date is subject to the satisfaction or waiver by Lessee, on or prior to the Delivery Date, of the conditions precedent set forth below in this Section 5.4.

            5.4.1 DOCUMENTS

      Executed originals of the agreements, instruments, certificates or documents described in Section 5.1.2 shall have been received by Lessee, except as specifically provided therein, and shall be satisfactory to Lessee, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Lessee.

            5.4.2 SALES TAX

      Lessee shall be satisfied that no sales, use, value added, goods and services or like tax, and no stamp tax duty, is payable with respect to the delivery of the Aircraft on the Delivery Date to the extent that Lessee has liability therefor under Section 9.3.

            5.4.3 OTHER CONDITIONS PRECEDENT

      Each of the conditions set forth in Sections 5.1.3 (as to all Participants), 5.1.4, 5.1.5, 5.1.6, 5.1.7 (as to Indenture Defaults or Indenture Events of Default not constituting Lease Defaults or Lease Events of Default, respectively), 5.1.8, 5.1.9, 5.1.10, 5.1.11, 5.1.12, 5.1.13 and 5.1.14 shall have been satisfied or waived by Lessee, unless the failure of any such condition to be satisfied is the result of any action or inaction by Lessee.

            5.4.4 TAX LAW CHANGE

      No Adverse Change in Tax Law shall have been enacted, promulgated or proposed on or prior to the Delivery Date. Lessee agrees to consider promptly, and to consult with Owner Participant concerning, any such Adverse Change in Tax Law and to advise Owner Participant and Loan Participant promptly if Lessee determines that an Adverse Change in Tax Law which has been enacted or promulgated or, if proposed, has a substantial likelihood of becoming effective, would cause Lessee to elect not to close the transactions contemplated by the Lease and this Agreement. At any time on or before the Delivery Date, Lessee may notify Owner Participant and Loan Participant that Lessee elects not to close the transactions contemplated by the Lease and this Agreement as a result of the enactment, promulgation or proposal of any Adverse Change in Tax Law on or before the Delivery Date, specifying such Adverse Change in Tax Law.

      5.5 POST-REGISTRATION OPINION

      Promptly upon the registration of the Aircraft and the recordation of the FAA Filed Documents pursuant to the Act, Lessee will cause Lytle Soule & Curlee, special counsel in Oklahoma City, Oklahoma, to deliver to Lessee, each Participant, Owner Trustee and Mortgagee a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.

SECTION 6. REPRESENTATIONS AND WARRANTIES

      6.1 LESSEE'S REPRESENTATIONS AND WARRANTIES

      Lessee represents and warrants to each Participant, Subordination Agent, Owner Trustee and Mortgagee that:

            6.1.1 ORGANIZATION; QUALIFICATION

      Lessee is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Lessee Operative Agreements. Lessee is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to Lessee.

            6.1.2 CORPORATE AUTHORIZATION

      Lessee has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Lessee Operative Agreements, and the performance of its obligations thereunder.

            6.1.3 NO VIOLATION

      The execution and delivery by Lessee of the Lessee Operative Agreements, the performance by Lessee of its obligations thereunder and the consummation by Lessee on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Lessee, (b) violate any Law applicable to or binding on Lessee or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Lessee), or result in the creation of any Lien (other than as permitted under the Lease) upon the Aircraft under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Lessee is a party or by which Lessee or any of its properties is bound.

            6.1.4 APPROVALS

      The execution and delivery by Lessee of the Lessee Operative Agreements, the performance by Lessee of its obligations thereunder and the consummation by Lessee on the Delivery Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Lessee and (b) any Government Entity, other than the filing of (x) the FAA Filed Documents and the Financing Statements (and continuation statements periodically) and (y) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

            6.1.5 VALID AND BINDING AGREEMENTS

      The Lessee Operative Agreements have been duly authorized, executed and delivered by Lessee and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Lessee and are enforceable against Lessee in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

            6.1.6 LITIGATION

      Except as set forth in Lessee's most recent Annual Report on Form 10-K, as amended, filed by Lessee with the SEC on or prior to the Delivery Date, or in any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Lessee with the SEC subsequent to such Form 10-K and on or prior to the Delivery Date, no action, claim or proceeding is now pending or, to the Actual Knowledge of Lessee, threatened, against Lessee, before any court, governmental body, arbitration board, tribunal or administrative agency, which is reasonably likely to be determined adversely to Lessee and if determined adversely to Lessee would result in a Material Adverse Change.

            6.1.7 FINANCIAL CONDITION

      The audited consolidated balance sheet of Lessee with respect to Lessee's most recent fiscal year included in Lessee's most recent Annual Report on Form 10-K, as amended, filed by Lessee with the SEC, and the related consolidated statements of operations and cash flows for the period then ended have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Lessee and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period, and since the date of such balance sheet, there has been no material adverse change in such financial condition or operations of Lessee, except for matters disclosed in (a) the financial statements referred to above or (b) any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Lessee with the SEC on or prior to the date hereof.

            6.1.8 REGISTRATION AND RECORDATION

      Except for (a) the registration of the Aircraft with the FAA pursuant to the Act in the name of Owner Trustee, (b) the filing for recordation (and recordation) of the FAA Filed Documents, (c) the filing of the Financing

Statements (and continuation statements relating thereto at periodic intervals),
(d) the taking of possession and retention by Mortgagee of the original counterparts of the Lease and Lease Supplement No. 1 and (e) the affixation of the placards referred to in Section 7.1.3 of the Lease, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect the right, title or interest of Owner Trustee, and the Mortgagee's security interest, in the Aircraft and the Lease, as against Lessee and any other Person, in each case, in any applicable jurisdictions in the United States.

            6.1.9 CHIEF EXECUTIVE OFFICE

      The chief executive office (as such term is defined in Article 9 of the UCC) of Lessee is located at 1600 Smith Street, Houston, Texas 77002.

            6.1.10 NO DEFAULT

      No event which, if the Aircraft were subject to the Lease, constitutes a Lease Default or Lease Event of Default has occurred and is continuing.

            6.1.11 NO EVENT OF LOSS

      No Event of Loss has occurred with respect to the Airframe or any Engine, and, to the Actual Knowledge of Lessee, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to the Airframe or any Engine.

            6.1.12 COMPLIANCE WITH LAWS

      (a) Lessee is a Citizen of the United States and a U.S. Air Carrier.

      (b) Lessee holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Lessee to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Lessee.

      (c) Lessee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            6.1.13 SECURITIES LAWS

      Neither Lessee nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate and Trust Agreement, or any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act.

            6.1.14 BROKER'S FEES

      No Person acting on behalf of Lessee is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions, except for fees payable to Lessee's Advisor, if any.

            6.1.15 SECTION 1110

      Owner Trustee, as lessor under the Lease (and Mortgagee, as assignee under the Trust Indenture), is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines and to enforce any of its other rights or remedies as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

      6.2 OWNER PARTICIPANT'S REPRESENTATIONS AND WARRANTIES

      Owner Participant represents and warrants to Lessee, Loan Participants, Subordination Agent, Owner Trustee and Mortgagee that:

            6.2.1 ORGANIZATION, ETC.

      Owner Participant is a corporation duly incorporated, validly existing and in good standing under the Laws of the OP Jurisdiction, has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into, and perform its obligations under the Owner Participant Agreements, and has a tangible net worth (exclusive of goodwill) greater than $75,000,000.

            6.2.2 CORPORATE AUTHORIZATION

      Owner Participant has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Owner Participant Agreements, and the performance of its obligations thereunder.

            6.2.3 NO VIOLATION

      The execution and delivery by Owner Participant of the Owner Participant Agreements, the performance by Owner Participant of its obligations thereunder and the consummation by Owner Participant on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Owner Participant, (b) violate any Law applicable to or binding on Owner Participant or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Owner Participant), or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative Agreements) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner Participant is a party or by which Owner Participant or any of its properties is bound.

            6.2.4 APPROVALS

      The execution and delivery by Owner Participant of the Owner Participant Agreements, the performance by Owner Participant of its obligations thereunder and the consummation by Owner Participant on the Delivery Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Owner Participant and
(b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

            6.2.5 VALID AND BINDING AGREEMENTS

      The Owner Participant Agreements have been duly authorized, executed and delivered by Owner Participant and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of Owner Participant and are enforceable against Owner Participant in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

            6.2.6 CITIZENSHIP

      On the Delivery Date, Owner Participant is a Citizen of the United States.

            6.2.7 NO LIENS

      On the Delivery Date, there are no Lessor Liens attributable to Owner Participant in respect of all or any part of the Trust Estate.

            6.2.8 INVESTMENT BY OWNER PARTICIPANT

      Owner Participant's beneficial interest in the Trust Estate is being acquired by it for its own account, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 10, the disposition by Owner Participant of its beneficial interest in the Trust Estate shall at all times be within its control.

            6.2.9 ERISA

      No part of the funds to be used by Owner Participant to acquire or hold its interests in the Trust Estate to be acquired by it under this Agreement directly or indirectly constitutes assets of a Plan.

            6.2.10 LITIGATION

      There are no pending or, to the Actual Knowledge of Owner Participant, threatened actions or proceedings against Owner Participant before any court, governmental body, arbitration board, administrative agency or tribunal which, if determined adversely to Owner Participant, would materially adversely affect the ability of Owner Participant to perform its obligations under the Owner Participant Agreements.

            6.2.11 SECURITIES LAWS

      Neither Owner Participant nor any person Owner Participant has authorized to act on its behalf has directly or indirectly offered any beneficial interest in or Security relating to the ownership of the Aircraft or any interest in the Trust Estate, or any of the Equipment Notes or any other interest in or Security under the Trust Indenture for sale to, or solicited any offer to acquire any of the same from, any Person in violation of the Securities Act or applicable state securities Laws.

            6.2.12 BROKER'S FEES

      No Person acting on behalf of Owner Participant is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.

      6.3 FIRST SECURITY'S REPRESENTATIONS AND WARRANTIES

      First Security represents and warrants to Lessee, Owner Participant, Loan Participants, Subordination Agent and Mortgagee that:

            6.3.1 ORGANIZATION, ETC.

      First Security is a national banking association duly organized, validly existing and in good standing under the Laws of the United States, holding a valid certificate to do business as a national banking association with banking authority to execute and deliver, and perform its obligations under, the Owner Trustee Agreements.

            6.3.2 CORPORATE AUTHORIZATION

      First Security has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Articles of Association or By-Laws) to authorize the execution and delivery by First Security, in its individual capacity and as Owner Trustee, of each of the Owner Trustee Agreements, and the performance of its obligations thereunder.

            6.3.3 NO VIOLATION

      The execution and delivery by First Security, in its individual capacity and as Owner Trustee of the Owner Trustee Agreements, the performance by First Security, in its individual capacity and as Owner Trustee, of its obligations thereunder and the consummation by First Security in its individual capacity and as Owner Trustee on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Articles of Association or By-Laws of First Security, (b) violate any Law of the State of Utah or federal banking Law applicable to or binding on Owner Trustee or First Security or (c) violate or constitute any default under(other than any violation or default that would not result in a Material Adverse Change to First Security, in its individual capacity or as Owner Trustee), or result in the creation of any Lien (other than the Lien of the Trust Indenture) upon any property of First Security, in its individual capacity and as Owner Trustee, or any of its subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which First Security, in its individual capacity and as Owner Trustee, is a party or by which First Security, in its individual capacity and as Owner Trustee, or any of its properties is or may be bound or affected.

            6.3.4 APPROVALS

      The execution and delivery by First Security, in its individual capacity and as Owner Trustee, of the Owner Trustee Agreements, the performance by First Security, in its individual capacity and as Owner Trustee, of its obligations thereunder and the consummation by First Security, in its individual capacity and as Owner Trustee, on the Delivery Date of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of First Security or (b) any Government Entity governing banking and trust powers, other than the filing of the FAA Filed Documents and the Financing Statements.

            6.3.5 VALID AND BINDING AGREEMENTS

      The Owner Trustee Agreements have been duly authorized, executed and delivered by First Security, in its individual capacity or as Owner Trustee, as the case may be, and constitute the legal, valid and binding obligations of

First Security, in its individual capacity and as Owner Trustee, and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, are enforceable against First Security, in its individual capacity and as Owner Trustee, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

            6.3.6 CITIZENSHIP

      On the Delivery Date, First Security is a Citizen of the United States.

            6.3.7 CHIEF EXECUTIVE OFFICE

      The chief executive office (as such term is defined in Article 9 of the UCC) of Owner Trustee is located at 79 South Main Street, Salt Lake City, Utah 84111.

            6.3.8 TITLE

      On the Delivery Date, Owner Trustee shall have received whatever title (a) to the Aircraft (other than the BFE) as was conveyed to it by Airframe Manufacturer and (b) to the BFE as was conveyed to it by Lessee.

            6.3.9 NO LIENS; FINANCING STATEMENTS

      On the Delivery Date, there are no Lessor Liens attributable to First Security or Owner Trustee in respect of all or any part of the Aircraft, Trust Estate or the Trust Indenture Estate. Except for the Financing Statements, it has not, either in its individual capacity or as Owner Trustee, executed any UCC financing statements relating to the Aircraft or the Lease.

            6.3.10 LITIGATION

      There are no pending or, to the Actual Knowledge of First Security, threatened actions or proceedings against First Security or Owner Trustee before any court, governmental body, arbitration board, administrative agency or tribunal which, if determined adversely to First Security, would materially adversely affect the ability of First Security or Owner Trustee to perform its obligations under the Owner Trustee Agreements.

            6.3.11 SECURITIES LAWS

      Neither First Security, nor any person authorized to act on its behalf, has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person other than the Participants, except for the offering and sale of the Pass Through Certificates.


            6.3.12 EXPENSES AND TAXES

      There are no Expenses or Taxes that may be imposed on or asserted against the Trust, the Trust Estate or any part thereof or any interest therein, the Trust Indenture Estate, Lessee, Owner Participant, any Applicable Pass Through Trustee, Subordination Agent, Owner Trustee or Mortgagee (except as to Owner Trustee, Taxes imposed on the fees payable to Owner Trustee) under the laws of Utah in connection with the execution, delivery or performance of any Operative Agreement by Owner Trustee or in connection with the issuance of the Equipment Notes, which Expenses or Taxes would not have been imposed if Owner Trustee had not (x) had its principal place of business in, (y) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Agreements in or (z) engaged in any activities unrelated to the transactions contemplated by the Operative Agreements in, the State of Utah.

      6.4   WTC'S REPRESENTATIONS AND WARRANTIES

      WTC represents and warrants (with respect to Section 6.4.10, solely in its capacity as Subordination Agent) to Lessee, Owner Participant and Owner Trustee that:

            6.4.1 ORGANIZATION, ETC.

      WTC is a Delaware banking corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, holding a valid certificate to do business as a Delaware banking corporation with banking authority to execute and deliver, and perform its obligations under, the

Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements.

            6.4.2 CORPORATE AUTHORIZATION

      WTC has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements and the performance of its obligations thereunder.

            6.4.3 NO VIOLATION

      The execution and delivery by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements, the performance by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Delivery Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of WTC, (b) violate any Law applicable to or binding on WTC, in its individual capacity or (except in the case of any Law relating to any Plan) as Mortgagee, a Pass Through Trustee or Subordination Agent, or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to WTC, in its individual capacity or Mortgagee, a Pass Through Trustee or Subordination Agent), or result in the creation of any Lien (other than the Lien of the Trust Indenture) upon any property of WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, or any of WTC's subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, is a party or by which WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, or any of their respective properties is bound.

            6.4.4 APPROVALS

      The execution and delivery by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements, the performance by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Delivery Date by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of WTC or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

            6.4.5 VALID AND BINDING AGREEMENTS

      The Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements have been duly authorized, executed and delivered by WTC and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, and are enforceable against WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

            6.4.6 CITIZENSHIP

      WTC is a Citizen of the United States.

            6.4.7 NO LIENS

      On the Delivery Date, there are no Lessor Liens attributable to WTC in respect of all or any part of the Trust Estate or the Trust Indenture Estate.

            6.4.8 LITIGATION

      There are no pending or, to the Actual Knowledge of WTC, threatened actions or proceedings against WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, before any court, administrative agency or tribunal which, if determined adversely to WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, would materially adversely affect the ability of WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, to perform its obligations under any of the Mortgagee Agreements, the Pass Through Trustee Agreements or the Subordination Agent Agreements.

            6.4.9 SECURITIES LAWS

      Neither WTC nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Indenture Estate or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Participants, except for the offering and sale of the Pass Through Certificates.

            6.4.10 INVESTMENT

      The Equipment Notes to be acquired by the Subordination Agent are being acquired by it for the account of the Applicable Pass Through Trustees, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 10.1.3, the disposition by it of its Equipment Notes shall at all times be within its control.

            6.4.11 TAXES

      There are no Taxes payable by any Applicable Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by such Pass Through Trustee or WTC, as the case may be, of this Agreement or any of the Pass Through Trustee Agreements (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and there are no Taxes payable by any Applicable Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by any such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but, rather, each will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, such trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof;

            6.4.12 CONTROL

      WTC is not an Affiliate of the Owner Participant or the Owner Trustee.

            6.4.13 BROKER'S FEES

      No Person acting on behalf of WTC, in its individual capacity or as Mortgagee, any Applicable Pass Through Trustee or Subordination Agent, is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.

SECTION 7. COVENANTS, UNDERTAKINGS AND AGREEMENTS

      7.1 COVENANTS OF LESSEE

      Lessee covenants and agrees, at its own cost and expense, with Owner Participant, Loan Participants, Owner Trustee and Mortgagee as follows:

            7.1.1 CORPORATE EXISTENCE; U.S. AIR CARRIER

      Lessee shall at all times maintain its corporate existence, except as permitted by Section 13.2 of the Lease, and shall at all times remain a U.S. Air Carrier.

            7.1.2 NOTICE OF CHANGE OF CHIEF EXECUTIVE OFFICE

      Lessee will give Owner Participant, Owner Trustee and Mortgagee timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any relocation of its chief executive office (as such term is defined in Article 9 of the UCC) from its then present location and will promptly take any action required by Section 7.1.3(c) as a result of such relocation.

            7.1.3 CERTAIN ASSURANCES

      (a) Lessee shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Owner Participant, Owner Trustee or Mortgagee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Agreements, PROVIDED THAT any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Agreement.

      (b) Lessee shall promptly take such action with respect to the recording, filing, re-recording and refiling of the Lease, the Trust Agreement and the Trust Indenture and the respective supplements thereto, including, without limitation, Lease Supplement No. 1 and the initial Trust Indenture Supplement, as shall be necessary to establish, perfect and protect the interests and rights of Owner Trustee in and to the Aircraft and under the Lease and the perfection and priority of the Lien created by the Trust Indenture. Lessee shall furnish to Owner Participant or Owner Trustee such information (other than with respect to the citizenship of Owner Participant and Owner Trustee) in Lessee's possession or otherwise reasonably available to Lessee as may be required to enable Owner Participant or Owner Trustee to make application for registration of the Aircraft under the Act (subject to Lessee's rights under Section 7.1.2 of the Lease) and shall pay or cause to be paid all out-of-pocket costs and expenses thereof (including, without limitation, reasonable attorneys' fees and disbursements).

      (c) Lessee, at its sole cost and expense, will cause the FAA Filed Documents, the Financing Statements and all continuation statements (and any amendments necessitated by any combination, consolidation or merger pursuant to

Section 13.2 of the Lease, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Owner Trustee and Mortgagee, as applicable, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

      (d) If the Aircraft has been registered in a country other than the United States pursuant to Section 7.1.2 of the Lease, Lessee will furnish to Owner Trustee, Mortgagee and each Participant annually after such registration, commencing with the calendar year after such registration is effected, an opinion of special counsel reasonably satisfactory to Owner Trustee and Mortgagee stating that, in the opinion of such counsel, either that (i) such action has been taken with respect to the recording, filing, rerecording and refiling of the Operative Agreements and any supplements and amendments thereto as is necessary to establish, perfect and protect Owner Trustee's and Mortgagee's respective right, title and interest in and to the Aircraft and the Operative Agreements, reciting the details of such actions, or (ii) no such action is necessary to maintain the perfection of such right, title and interest.

            7.1.4 SECURITIES LAWS

      Neither Lessee nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate and Trust Agreement or any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.

            7.1.5 NOTICE OF SUBLEASE

      Lessee shall give to Standard & Poor's a copy of any notice regarding a sublease of the Aircraft required to be given to the Mortgagee pursuant to
Section 7.2.7(a) of the Lease, at the time such notice is given to Mortgagee, if at such time Standard & Poor's is then rating the Pass Through Certificates.

      7.2 COVENANTS OF OWNER PARTICIPANT

      Owner Participant covenants and agrees with Lessee, and except with respect to Section 7.2.4, Loan Participants, Owner Trustee and Mortgagee as follows:

            7.2.1 LIENS

      Owner Participant (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lessor Lien attributable to Owner Participant on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft and (c) will hold harmless and indemnify Lessee, Owner Trustee, each Note Holder, Mortgagee, each of their respective Affiliates, successors and permitted assigns, the Trust Estate and the Trust Indenture Estate from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Trust Estate or the Trust Indenture Estate and (iii) any interference with the possession, operation or other use of all or any part of the Aircraft imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lessor Lien.

            7.2.2 REVOCATION OF TRUST AGREEMENT

      (a) Owner Participant will comply with the provisions of the Trust Agreement applicable to it, and will not terminate or revoke the Trust Agreement or the trusts created thereunder without the prior written consent of Lessee and Mortgagee and will not amend, modify or supplement the Trust Agreement, or waive any of the provisions thereof, if such amendment, modification, supplement or waiver would have a material adverse effect on Lessee, without the consent of Lessee, or on Mortgagee or any Note Holder, without the consent of Mortgagee.

      (b) Notwithstanding Section 7.2.2(a), Owner Participant may at any time remove Owner Trustee pursuant to Section 9.1 of the Trust Agreement or terminate the Trust Agreement pursuant to Section 11.2 of the Trust Agreement.

            7.2.3 CHANGE OF SITUS OF OWNER TRUST

      If, at any time, any Tax Indemnitee or the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 9.3 of this Agreement and if, as a consequence thereof, Lessee should request that the situs of the

Trust be moved to another state in the United States from the state in which it is then located, the situs of the Trust may be moved with the written consent of Owner Participant (which consent shall not be unreasonably withheld) and Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; PROVIDED, that, in any event, (a) Lessee shall provide such additional tax indemnification as Owner Participant and the Note Holders or the Pass Through Trustees may reasonably request to cover any additional unindemnified Taxes or loss of Tax benefits described in the assumptions in the Tax Indemnity Agreement resulting from such change in the situs of the Trust,
(b) the rights and obligations under the Operative Agreements of Owner Participant, the Note Holders, Pass Through Trustees and Mortgagee shall not be adversely affected as a result of the taking of such action, (c) the Lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and Lessee and Owner Trustee shall execute and deliver such documents as may reasonably be requested by Mortgagee to protect and maintain the perfection and priority of such Lien, (d) Owner Participant, Pass Through Trustees and Mortgagee shall have received an opinion or opinions of counsel (which counsel is reasonably satisfactory to Owner Participant, Pass Through Trustees and Mortgagee) in scope, form and substance reasonably satisfactory to Owner Participant, Pass Through Trustees and Mortgagee to the effect that (i) the Trust, as thus removed, shall remain a validly established trust, (ii) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (iii) covering such other matters as Owner Participant, Pass Through Trustees or Mortgagee may reasonably request, (e) if such removal involves the replacement of Owner Trustee, then Owner Participant, Pass Through Trustees and Mortgagee shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to Owner Participant, Pass Through Trustees and Mortgagee covering the matters described in the opinion delivered pursuant to Section 5.1.2(xxiii)(D) and (f) Lessee shall indemnify and hold harmless Owner Participant, Note Holders, Pass Through Trustees and First Security, in its individual capacity and as Owner Trustee, on a net after-tax basis against any and all reasonable out-of-pocket costs and expenses including attorneys' fees and disbursements, fees and expenses of any new owner trustee, registration, recording or filing fees and taxes incurred by Owner Participant, Note Holders, Pass Through Trustees or Owner Trustee in connection with such change of situs. Owner Participant agrees with Lessee that it will not consent to or direct a change in the situs of the Trust Estate without the prior written consent of Lessee.

            7.2.4 COMPLIANCE WITH LEASE PROVISIONS

      Owner Participant will, solely for the benefit of Lessee, comply with the express provisions applicable to it contained in the Lease.

            7.2.5 SECURITIES ACT

      Owner Participant will not directly or indirectly offer any beneficial interest or security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on Owner Participant any responsibility with respect to any such offer, sale or solicitation by any other party hereto. 7.2.6 REGARDING THE OWNER TRUSTEE

      Owner Participant will cause Owner Trustee to perform its obligations under each Owner Trustee Agreement.

      7.3 COVENANTS OF FIRST SECURITY AND OWNER TRUSTEE

      First Security, in its individual capacity and/or as Owner Trustee, as provided below, covenants and agrees with Lessee, Owner Participant, each Note Holder and Mortgagee as follows:

            7.3.1 LIENS

      First Security (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it or Owner Trustee with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lessor Lien attributable to First Security or Owner Trustee on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft and (c) will personally hold harmless and indemnify

Lessee, Owner Participant, each Note Holder, Mortgagee, each of their respective Affiliates, successors and permitted assigns, the Trust Estate and the Trust Indenture Estate from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Trust Estate or the Trust Indenture Estate and
(iii) any interference with the possession, operation or other use of all or any part of the Aircraft imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lessor Lien.

            7.3.2 OTHER BUSINESS

      Owner Trustee will not enter into any business or other activity except as contemplated by the Operative Agreements.

            7.3.3 NOTICE OF CHANGE OF CHIEF EXECUTIVE OFFICE

      First Security, in its individual capacity and as Owner Trustee, will give Lessee, each Participant and Mortgagee 30 days' prior written notice of any relocation of its chief executive office (as such term is defined in Article 9 of the UCC) from its then present location and will promptly take any action required by Section 7.3.8 as a result of such relocation.

            7.3.4 SECURITIES ACT

      First Security, in its individual capacity and as Owner Trustee, will not directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on First Security in its individual capacity or as Owner Trustee, any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

            7.3.5 PERFORMANCE OF AGREEMENTS

      Owner Trustee shall perform its obligations under the Owner Trustee Agreements in accordance with the terms thereof.

            7.3.6 RELEASE OF LIEN OF TRUST INDENTURE

      Owner Trustee, in each instance referred to in the Lease in which a transfer of any property is required to be made by Owner Trustee to Lessee or any other Person (other than Mortgagee or Owner Participant), shall, at Lessee's request and expense, use its reasonable efforts to procure from Mortgagee the prompt release of the Lien of the Trust Indenture with respect to such property.

            7.3.7 NOTICES; DOCUMENTS

      In the event any claim with respect to any liabilities is filed against the Owner Trustee in its capacity as such and Owner Trustee shall have Actual Knowledge thereof, the Owner Trustee shall promptly notify Lessee in writing thereof. Owner Trustee further agrees to provide to Lessee promptly any documents (including the certificate of aircraft registration) that it receives from the FAA with respect to the Aircraft.

            7.3.8 FILINGS

      After the Delivery Date, Owner Trustee shall duly execute and deliver to Lessee all filings and recordings (including, without limitation, all filings and UCC financing statements under the Act and the UCC and any amendments to UCC financing statements necessitated by any relocation of its chief executive office), prepared and delivered to it by Lessee required to perfect Owner Trustee's title to the Aircraft and the liens of and security interests granted by the Trust Indenture (or to maintain such perfection) and to make such title, liens and security interests valid and enforceable.

            7.3.9 TRUST AGREEMENT

      Each of First Security and Owner Trustee hereby (i) agrees with Lessee, Loan Participants and Mortgagee not to amend, supplement, terminate or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (ii) agrees with Lessee, Loan Participant and Mortgagee not to revoke the trust created by the Trust Agreement so long as the Trust Indenture remains undischarged or if such revocation would have an adverse effect on the Lessee. Nothing contained in this Agreement shall impair any right under the Trust Agreement of First Security to resign as Owner Trustee in accordance with the provisions of the Trust Agreement.

      7.4 COVENANTS OF WTC

      WTC in its individual capacity or as Mortgagee, each Applicable Pass Through Trustee or Subordination Agent, as the case may be, covenants and agrees with Lessee, Owner Participant and Owner Trustee as follows:

            7.4.1 LIENS

      WTC (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lessor Lien attributable to WTC on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft and (c) will personally hold harmless and indemnify Lessee, Owner Participant, each Note Holder, Owner Trustee, each of their respective Affiliates, successors and permitted assigns, the Trust Estate and the Trust Indenture Estate from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Trust Estate or the Trust Indenture Estate and (iii) any interference with the possession, operation or other use of all or any part of the Aircraft, imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lessor Lien.

            7.4.2 SECURITIES ACT

      WTC in its individual capacity or as Mortgagee, an Applicable Pass Through Trustee or Subordination Agent, will not offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Indenture Estate, or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on WTC any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

            7.4.3 PERFORMANCE OF AGREEMENTS

      WTC, in its individual capacity and as Mortgagee, an Applicable Pass Through Trustee or Subordination Agent, as the case may be, shall perform its obligations under the Indenture Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements in accordance with the terms thereof.

            7.4.4 WITHHOLDING TAXES

      WTC shall indemnify (on an after-tax basis) and hold harmless Lessee, Lessor and Owner Participant against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the failure by WTC to withhold on payments to any Note Holder if such Note Holder failed to provide to Mortgagee necessary certificates or forms to substantiate the right to exemption from such withholding tax.

      7.5   COVENANTS OF NOTE HOLDERS

      Each Note Holder (including Subordination Agent) as to itself only covenants and agrees with Lessee, Owner Participant, Owner Trustee and Mortgagee as follows:

            7.5.1 WITHHOLDING TAXES

      Such Note Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Lessee, Lessor, Owner Participant and Mortgagee against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the inaccuracy or invalidity of any certificate or form provided by such Note Holder to Mortgagee in connection with such withholding taxes. Any amount payable hereunder shall be paid within 30 days after receipt by a Note Holder of a written demand therefor.

            7.5.2 TRANSFER; COMPLIANCE

      (a) Such Note Holder will (i) not transfer any Equipment Note or interest therein in violation of the Securities Act or applicable state or foreign securities Law; PROVIDED, that the foregoing provisions of this section shall not be deemed to impose on such Note Holder any responsibility with respect to any such offer, sale or solicitation by any other party hereto, and (ii) perform and comply with the obligations specified to be imposed on it (as a Note Holder) under each of the Trust Indenture and the form of Equipment Note set forth in the Trust Indenture.

      (b) Except for the transfer of the interests of each Applicable Pass Through Trustee in the Equipment Notes to the trustee of the Related Trust (as defined in each Applicable Pass Through Trust Agreement) in accordance with the related Applicable Pass Through Trust Agreement and except as otherwise required by the terms of Section 2.13 of the Trust Indenture or Section 11 hereof, each Note Holder will not sell, assign, convey, exchange or otherwise transfer any Equipment Note or any interest in, or represented by, any Equipment Note (it being understood that this provision is not applicable to the Pass Through Certificates) unless the proposed transferee thereof first provides Lessee and Owner Participant with both of the following:

            (i) a written representation and covenant that either (a) no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations or court decisions thereunder to constitute, the assets of any Plan or (b) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving Lessee, Owner Participant, a Pass Through Trustee, the Subordination Agent or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder); and

            (ii) a written covenant that it will not transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the subsequent transferee also makes the representation described in clause
      (i) above and agrees to comply with this clause (ii).

      7.6   AGREEMENTS

            7.6.1 OWNER TRUSTEE IS OWNER FOR ALL PURPOSES

      Lessee, the Owner Participant and Owner Trustee agree that for all purposes, after the Closing, Owner Trustee will be the owner of the Aircraft (except that Owner Participant will be the owner for income tax purposes) and Lessee will be the lessee thereof. No transfer, by operation of Law or otherwise, of the beneficial interest of Owner Participant in and to the Trust Estate shall operate to transfer legal title to any part of the Trust Estate to any transferee thereof.

            7.6.2 COMMENCEMENT OF BANKRUPTCY PROCEEDINGS

      Lessee, each Participant, each Note Holder, First Security, Owner Trustee, WTC and Mortgagee agree for the benefit of each of the others that it will not commence or join in any proceeding under the Bankruptcy Code to commence a case under Section 303 of the Bankruptcy Code against the Trust Estate. Nothing contained herein shall be deemed to preclude any Participant, any Note Holder, First Security, Owner Trustee, WTC or Mortgagee from filing any claim against the Trust Estate in any case commenced against the Trust Estate.

            7.6.3 CERTAIN BANKRUPTCY MATTERS

      If (a) all or any part of the Trust Estate becomes the property of, or Owner Trustee or Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code, (b) pursuant to such reorganization provisions, including Section 1111(b) of the Bankruptcy Code, First Security or Owner Participant is required, by reason of First Security or Owner Participant being held to have recourse liability to any Note Holder or Mortgagee directly or indirectly (other than the recourse liability of First Security or Owner Participant under this Agreement, the Trust Indenture or by separate agreement), to make payment on account of any amount payable as principal, Make-Whole Amount, if any, interest or other amounts on the Equipment Notes, and (c) any Note Holder or Mortgagee actually receives any Excess Amount, as defined below, which reflects any payment by First Security or Owner Participant on account of (b) above, then such Note Holder or Mortgagee, as the case may be, shall promptly refund to First Security or Owner Participant (whichever shall have made such payment) such Excess Amount.

      For purposes of this Section 7.6.3, "Excess Amount" means the amount by which such payment exceeds the amount that would have been received by a Note Holder or Mortgagee if First Security or Owner Participant had not become subject to the recourse liability referred to in clause (b) above. Nothing contained in this Section 7.6.3 shall prevent a Note Holder or Mortgagee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of First Security or Owner Participant under this Agreement (other than as referred to in clause (b) above) or the Trust Indenture (and any exhibits or annexes thereto) or from retaining any amount paid by Owner Participant under Sections 2.13 or 4.03 of the Trust Indenture.

            7.6.4 QUIET ENJOYMENT; SALE BY OWNER TRUSTEE BINDING

      (a) Owner Participant, each Applicable Pass Through Trustee, Subordination Agent, each Note Holder, Owner Trustee and Mortgagee agrees as to itself with Lessee that, so long as no Lease Event of Default shall have occurred and be continuing, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with Lessee's rights in accordance with the Lease to the quiet enjoyment, possession and use of the Aircraft during the Term.

      (b) Any assignment, sale, transfer or other conveyance of the Aircraft by Owner Trustee made pursuant to the terms of this Agreement or the Lease shall bind Owner Participant and shall be effective to transfer or convey all right, title and interest of Owner Trustee and Owner Participant in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance, or as to the application of any sale or other proceeds with respect thereto by Owner Trustee, as regards Owner Participant.

            7.6.5 RELEASE OF LIEN OF TRUST INDENTURE

      Each of Lessee, Lessor and Mortgagee agrees that in each instance referred to in the Lease in which a transfer of any property is required to be made by Lessor to Lessee or any other Person (other than Mortgagee), Mortgagee shall, upon request of Lessor and compliance with the applicable provisions of the Lease and the Trust Indenture, including payment of all amounts then due and payable to each Liquidity Provider as Supplemental Rent, promptly execute (at Lessee's cost and expense) such instruments as Lessor or Lessee may reasonably request to evidence the release of the Lien of the Trust Indenture with respect to such property.

            7.6.6 NON-RECOURSE

      Loan Participant and Mortgagee agree that (a) obligations of Owner Trustee under the Trust Indenture or any other Operative Agreement and with respect to the Equipment Notes shall be non-recourse to Owner Participant and to First Security and (b) they will look solely to the income and proceeds from the Trust Estate and the Trust Indenture Estate to the extent available for distribution to Note Holder or Mortgagee as provided in the Trust Indenture and that neither Owner Participant nor First Security will be personally liable to Loan

Participant or Mortgagee for any amounts payable by Owner Trustee under the Trust Indenture or any other Operative Agreement; PROVIDED, HOWEVER, that the foregoing is not intended nor shall it be construed to limit any recourse liability of Owner Participant or First Security to the extent that such liability is expressly set forth in this Agreement or in any of the Operative Agreements or arises by reason of the breach of any representation or warranty or covenant given by such Person (in the case of First Security, in its individual capacity).

            7.6.7 OTHER DOCUMENTS; AMENDMENT

      (a) Each of the Owner Participant and the Owner Trustee hereby (A) agrees with Lessee, the Loan Participants and the Mortgagee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner that could adversely affect such party without the prior written consent of such party. Notwithstanding the foregoing, so long as the Lease has not been terminated or expired, each Participant, the Mortgagee and the Owner Trustee hereby agree for the benefit of Lessee that without the consent of Lessee they will not amend, supplement or otherwise modify (i) Article III, Article IX or Section 2.05 of the Trust Indenture, (ii) any provision of any Operative Agreement that will affect the stated principal amount of or premium or interest on the Equipment Notes or (iii) any other provision of the Trust Indenture or Equipment Notes in a manner that could adversely affect Lessee. Mortgagee and Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Agreements to which Lessee is not a party. Each Loan Participant agrees that it will not take any action in respect of the Trust Indenture Estate except through the Mortgagee pursuant to the Trust Indenture or as otherwise permitted by Trust Indenture.

      (b) Owner Trustee agrees to join with Lessee to the extent that action on its part is necessary or appropriate (i) to cause the following to be duly accomplished in accordance with applicable United States federal Law by the time the Aircraft is delivered under this Agreement and the Lease: (A) the application for registration of the Aircraft in the name of Owner Trustee and
(B) all related action necessary in order for Lessee to have temporary or permanent authority to operate the Aircraft as contemplated by the Lease and
(ii) forthwith upon delivery of the Aircraft under this Agreement and the Lease, to cause all necessary documents to be duly filed for recording in accordance with applicable United States federal Law.

            7.6.8 CONSENTS

      Each Participant, each Applicable Pass Through Trustee, Subordination Agent, Owner Trustee and Mortgagee covenants and agrees, for the benefit of Lessee, that it shall not unreasonably withhold its consent to any consent or approval requested of it or of Owner Trustee or Mortgagee under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

            7.6.9 INSURANCE

      Each of Owner Participant, the Pass Through Trustees, the Subordination Agent and the Owner Trustee agrees not to obtain or maintain insurance for its own account as permitted by Section 11.2 of the Lease if such insurance would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Lessee pursuant to Section 11 and Annex D of the Lease.

            7.6.10 EXTENT OF INTEREST OF NOTE HOLDERS

      A Note Holder shall not, as such, have any further interest in, or other right with respect to, the Trust Estate or the Trust Indenture Estate when and if the principal and Make-Whole Amount, if any, of and interest on the Equipment Note held by such Note Holder, and all other sums, then due and payable to such Note Holder hereunder and under any other Operative Agreement, shall have been paid in full.

            7.6.11 FOREIGN REGISTRATION

      Each Participant, Owner Trustee and Mortgagee hereby agree, for the benefit of Lessee but subject to the provisions of Section 7.1.2 of the Lease:

      (a) that Lessee shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States subject to compliance with the following:

            (i)   each of the following requirements is satisfied:

            (A) such registration shall be made only after the Tax Attribute Period, unless Lessee prepays on a lump sum basis any liability due under the Tax Indemnity Agreement as a result of such registration based upon the assumption that such registration would continue for the remainder of the term of the Permitted Sublease described in clause (C) below;

            (B) no Lease Event of Default shall have occurred and be continuing at the time of such registration;

            (C) such proposed change of registration is made in connection with a Permitted Sublease to a Permitted Air Carrier;

            (D) such country is a country with which the United States then maintains normal diplomatic relations or, if Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Delivery Date;

            (ii) the Owner Trustee and Mortgagee shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Owner Participant addressed to each such party as to the effect that:

                  (A) such country would recognize the Owner Trustee's ownership interest in the Aircraft;

                  (B) the obligations of Lessee, and the rights and remedies of
            Owner Trustee, under the Lease are valid, binding and enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law);

                  (C) after giving effect to such change in registration, the
            Lien of the Trust Indenture on the Owner Trustee's right, title and interest in and to the Aircraft and the Lease shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Owner Trustee and the Mortgagee shall have received a certificate from Lessee that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Owner Trustee and the Mortgagee on or prior to the effective date of such change in registration;

                  (D) it is not necessary, solely as a consequence of such
            change in registration and without giving effect to any other activity of the Owner Trustee, the Owner Participant or the Mortgagee (or any Affiliate thereof), as the case may be, for the Owner Trustee, the Owner Participant or the Mortgagee to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to the Aircraft pursuant to the Lease;

                  (E) there is no tort liability of the owner or lessor of an aircraft not in possession thereof under the laws of such jurisdiction (it being agreed that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant is provided to cover such risk); and

                  (F) unless Lessee shall have agreed to provide insurance
            covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Lessee prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use;

      (b) In addition, as a condition precedent to any change in registration Lessee shall have given to Lessor and Mortgagee assurances reasonably satisfactory to each of them:

            (i) to the effect that the provisions of Section 11 of the Lease have been complied with after giving effect to such change of registration;

            (ii) of the payment by Lessee of all reasonable out-of-pocket expenses of Lessor, each Participant and Mortgagee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to Lessee, Lessor and Mortgagee, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Mortgagee for the benefit of Note Holders, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft and the Lease in favor of Mortgagee for the benefit of Note Holders; and

            (iii) to the effect that the tax and other indemnities in favor of each person named as an indemnitee under any other Operative Agreement afford each such person substantially the same protection as provided prior to such change of registration (or Lessee shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Lessor and Mortgagee, afford such protection).

            7.6.12 OTHER COMMERCIAL RELATIONS UNAFFECTED

      Notwithstanding anything to the contrary set forth in any Operative
Agreement:

      (a) Except as set forth in the Purchase Agreement Assignment, nothing contained in the Operative Agreements shall constitute or be deemed to be a waiver by Lessee of any rights, remedies or claims it may have against Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either; and the Operative Agreements do not and shall not be construed or deemed to create any rights, waivers, immunities or indemnities in favor of Airframe Manufacturer, Engine Manufacturer or any subcontractor or supplier of either with respect to any such rights, remedies or claims of Lessee; and

      (b) None of Airframe Manufacturer, by its execution and delivery of the Consent and Agreement, and Engine Manufacturer, by its execution and delivery of the Engine Consent and Agreement, shall be deemed to have waived any rights, remedies or claims which Airframe Manufacturer or Engine Manufacturer (or any subcontractor or supplier of either), as the case may be, may have against

Lessee; and the Operative Agreements do not and shall not be construed or deemed to create any rights, waivers, immunities or indemnities in favor of Lessee with respect to any such rights, remedies or claims of Airframe Manufacturer or Engine Manufacturer (or any subcontractor or supplier of either).

            7.6.13 INTEREST IN CERTAIN ENGINES

      Each Participant, Owner Trustee, and Mortgagee agree, for the benefit of each of the lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or purchased by, Lessee or any Permitted Sublessee subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.

SECTION 8 CONFIDENTIALITY

      Lessee, Owner Participant, Note Holders, Owner Trustee and Mortgagee shall keep Annexes B, C and D and Schedules 1, 2, 3 and 4 to the Lease, the Participation Agreement, the Purchase Agreement Assignment and the Tax Indemnity Agreement confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Lessee's, Owner Participant's, a Note Holder's, Liquidity Provider's, Owner Trustee's, Mortgagee's or other Indenture Indemnitee's interest or their respective counsel or special counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (B) to Lessee's, Owner Participant's, a Note Holder's, Liquidity Provider's, a Pass Through Trustee's, Owner Trustee's, Mortgagee's or other Indenture Indemnitee's counsel or special counsel, independent insurance brokers, auditors, or other agents, Affiliates or investors who agree to hold such information confidential,
(C) as may be required by any statute, court or administrative order or decree, legal process or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including, without limitation, the National Association of Insurance Commissioners), federal or state banking examiners, Internal Revenue Service auditors or any stock exchange, (D) with respect to Lessee and Owner Participant, by mutual agreement of such parties,
(E) with respect to a Note Holder or any Pass Through Trustee, to a nationally recognized rating agency for the purpose of obtaining a rating on the Equipment Notes or the Pass Through Trust Certificates or to support an NAIC rating for the Equipment Notes or (F) such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; PROVIDED, that any and all disclosures permitted by clauses (C), (D), (E) or (F) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.

SECTION 9. INDEMNIFICATION AND EXPENSES

      9.1 GENERAL INDEMNITY

            9.1.1 INDEMNITY

      Whether or not any of the transactions contemplated hereby are consummated, Lessee shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on a net after-tax basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with, any one or more of the following:

      (a) The Operative Agreements, the Pass Through Agreements, or the enforcement of any of the terms of any of the Operative Agreements or the Pass Through Agreements;

      (b) The Aircraft, the Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of the Aircraft, any Engine or any Part, (ii) any claim or penalty arising out of violations of applicable Laws by Lessee (or any Permitted Sublessee), (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution and (vi) any Liens in respect of the Aircraft, any Engine or any Part;

      (c) The offer, sale, or delivery of any Equipment Notes, Pass Through Certificates or any interest therein or represented thereby; and

      (d) Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Lessee Operative Agreement or any Pass Through Agreement or the falsity of any representation or warranty of Lessee in any Lessee Operative Agreement or any Pass Through Agreement other than in the Tax Indemnity Agreement.

            9.1.2 EXCEPTIONS

      Notwithstanding anything contained in Section 9.1.1, Lessee shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 9.1.1 in respect of any Expense of such Indemnitee:

      (a) For any Taxes or a loss of Tax benefit, whether or not Lessee is required to indemnify therefor pursuant to Section 9.3 or the Tax Indemnity Agreement;

      (b) Except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance by Lessee of its obligations pursuant to the terms of the Lessee Operative Agreements) that occur after the earliest of: (i) with respect to the Airframe, any Engine or any Part, the return of possession (it being understood that the date of the placement of the Aircraft in storage as provided in Section 5 of the Lease constitutes the date of return of the Aircraft under the Lease) of such Airframe, Engine or Part pursuant to the terms of and in compliance with the Lease (other than pursuant to Section 15 thereof, in which case Lessee's liability under this Section 9.1 shall survive for so long as Lessor shall be entitled to exercise remedies under such Section 15) or (ii) the termination of the Term in accordance with the Lease;

      (c) To the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Equipment Note or interest therein, except (i) for out-of-pocket costs and expenses incurred as a result of any such Transfer pursuant to the exercise of remedies under any Operative Agreement resulting from a Lease Event of Default and (ii) as otherwise required by the terms of Section 2.13 of the Trust Indenture or Section 11 hereof;

      (d) To the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of Owner Participant of any interest in the Aircraft, or the Trust Estate except for out-of-pocket costs and expenses incurred as a result of any such Transfer in connection with the exercise of remedies attributable to the occurrence of an Indenture Event of Default that is a Lease Event of Default;

      (e) To the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any Operative Agreement);

      (f) In the case of First Security, to the extent attributable to matters enumerated in the proviso to Section 14;

      (g) To the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any related Indemnitee contained in or made pursuant to any Operative Agreement or any Pass Through Agreement;

      (h) To the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement or any Pass Through Agreement;

      (i) To the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft, the Equipment Notes, the Pass Through Trust Certificates, the Trust Estate or the Trust Agreement or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities Laws (other than any thereof caused by the acts or omissions of Lessee);

      (j) (i) With respect to any Indemnitee (other than Mortgagee), to the extent attributable to the failure of the Mortgagee to distribute funds received and distributable by it in accordance with the Trust Indenture, (ii) with respect to any Indemnitee (other than the Owner Trustee), to the extent attributable to the failure of the Owner Trustee to distribute funds received and distributable by it in accordance with the Trust Agreement, (iii) with respect to any Indemnitee (other than the Subordination Agent), to the extent attributable to the failure of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement,
(iv) with respect to any Indemnitee (other than the Pass Through Trustees), to the extent attributable to the failure of a Pass Through Trustee to distribute funds received and distributable by it in accordance with the Pass Through Trust Agreements, (v) with respect to any Indemnitee (other than the Escrow Agent), to the extent attributable to the failure of the Escrow Agent to pay funds received and payable by it in accordance with any Escrow Agreement, (vi) with respect to any Indemnitee (other than the Paying Agent), to the extent attributable to the failure of the Paying Agent to distribute funds received and distributable by it in accordance with any Escrow Agreement, (vii) to the extent attributable to the failure of the Depositary to pay funds payable by it in accordance with any Deposit Agreement, (viii) with respect to Mortgagee, to the extent attributable to the negligence or willful misconduct of Mortgagee in the distribution of funds received and distributable by it in accordance with the Trust Indenture,
(ix) with respect to Owner Trustee, to the extent attributable to the negligence or willful misconduct of Owner Trustee in the distribution of funds received and distributable by it in accordance with the Trust Agreement, (x) with respect to the Subordination Agent, to the extent attributable to the negligence or willful misconduct of the Subordination Agent in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement, (xi) with respect to the Pass Through Trustees, to the extent attributable to the negligence or willful misconduct of a Pass Through Trustee in the distribution of funds received and distributable by it in accordance with the Pass Through Trust Agreements, (xii) with respect to the Escrow Agent, to the extent attributable to the negligence or willful misconduct of the Escrow Agent in the payment of funds received and payable by it in accordance with any Escrow Agreement, and (xiii) with respect to the Paying Agent, to the extent attributable to the negligence or willful misconduct of the Paying Agent in the distribution of funds received and distributable by it in accordance with any Escrow Agreement.

      (k) Other than during the continuation of a Lease Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Agreement or Pass Through Agreement other than such as have been requested by Lessee or as are required by or made pursuant to the terms of the Operative

Agreements or Pass Through Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements or the Pass Through Agreements);

      (l) To the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Lessee;

      (m) To the extent that it is an ordinary and usual operating or overhead expense;

      (n) With respect to the Owner Participant or the Owner Trustee, or any related Indemnitee, to the extent attributable to the deregistration of the Aircraft under the Act as a result of Owner Participant's or Owner Trustee's (or any related Indemnitee of either) not being a Citizen of the United States as a result of any act (other than reregistration of the Aircraft pursuant to Section
7.1.2 of the Lease) of Owner Participant or Owner Trustee, or any related Indemnitee of either of the foregoing (not taken at the request of the Lessee);

      (o) For any Lessor Lien attributable to such Indemnitee or any related Indemnitee;

      (p) If another provision of an Operative Agreement or a Pass Through Agreement specifies the extent of Lessee's responsibility or obligation with respect to such Expense, to the extent arising from other than failure of Lessee to comply with such specified responsibility or obligation;

      (q) To the extent constituting principal, Make-Whole Amount or interest on the Equipment Notes attributable solely to an Event of Default not constituting a Lease Event of Default;

      (r) To the extent incurred by or asserted against an Indemnitee as a result of any "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code; or

      (s) To the extent not included in the definition of Supplemental Rent as a result of the provisions of clause (e) of such definition.

      For purposes of this Section 9.1, a Person shall be considered a "related" Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate or a successor or permitted assignee of any of the foregoing.

            9.1.3 SEPARATE AGREEMENT

      This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

            9.1.4 NOTICE

      If a claim for any Expense that an Indemnitee shall be indemnified against under this Section 9.1 is made, such Indemnitee shall give prompt written notice thereof to Lessee. Notwithstanding the foregoing, the failure of any Indemnitee to notify Lessee as provided in this Section 9.1.4, or in Section 9.1.5, shall not release Lessee from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Lessee (in which event Lessee shall not be responsible for such additional expense) or materially impairs Lessee's ability to contest such claim.

            9.1.5 NOTICE OF PROCEEDINGS; DEFENSE OF CLAIMS; LIMITATIONS

      (a) In case any action, suit or proceeding shall be brought against any Indemnitee for which Lessee is responsible under this Section 9.1, such Indemnitee shall notify Lessee of the commencement thereof and Lessee may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to Section 9.1.5(c), settle or compromise the same.

      (b) Lessee or its insurer(s) shall have the right, at its or their expense, to investigate or, if Lessee or its insurer(s) shall agree not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this Section 9.1.5 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 9.1, and each Indemnitee shall cooperate with Lessee or its insurer(s) with respect thereto; PROVIDED, that Lessee shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense during the continuance of any Lease Event of Default arising under Section 14.1 of the Lease. In connection with any such action, suit or proceeding being controlled by Lessee, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Lessee; PROVIDED, that such Indemnitee's participation does not, in the reasonable opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with the defense of such case.

      (c) In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 9.1.

      (d) In the case of any Expense indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by Lessee pursuant to Section 11 of the Lease, at Lessee's expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

      (e) If an Indemnitee is not a party to this Agreement, Lessee may require such Indemnitee to agree in writing to the terms of this Section 9 and Section
15.8 prior to making any payment to such Indemnitee under this Section 9.

      (f) Nothing herein shall be deemed to be an assumption by Lessee of obligations of Owner Trustee with respect to, or a guarantee by Lessee of, any amounts payable by Owner Trustee upon Equipment Notes or a guarantee of any residual value of the Aircraft.

      (g) Nothing contained in this Section 9.1.5 shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

            9.1.6 INFORMATION

      Lessee will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Lessee's control or is reasonably available to Lessee, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 9.1.5. The Indemnitee shall supply Lessee with such information not within the control of Lessee, as is in such Indemnitee's control or is reasonably available to such Indemnitee, which Lessee may reasonably request to control or participate in any proceeding to the extent permitted by Section 9.1.5.

            9.1.7 EFFECT OF OTHER INDEMNITIES; SUBROGATION; FURTHER ASSURANCES

      Upon the payment in full by Lessee of any indemnity provided for under this Agreement, Lessee, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim such Indemnitee may have under Section 5.03 or Article VII of the Trust Indenture or Section 5.3 or 7 of the Trust Agreement) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee and at Lessee's expense.

            9.1.8 REFUNDS

      If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Lessee hereunder, it will promptly pay the amount refunded (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such Expense) over to Lessee unless a Lease Event of Default shall have occurred and be continuing, in which case such amounts shall be paid over to Owner Trustee (or, so long as the Trust Indenture shall not have been discharged, to Mortgagee) to hold as security for Lessee's obligations under the Lessee Operative Agreements or, if requested by Lessee, applied to satisfy such obligations.

      9.2 EXPENSES

            9.2.1 INVOICES AND PAYMENT

      Each of the Owner Trustee, Mortgagee, the Owner Participant, Lessee, the Applicable Pass Through Trustees, and the Subordination Agent shall promptly submit to Lessee for its prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but

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in no event later than the 90th day after the Delivery Date). If so submitted and approved, the Owner Participant agrees promptly, but in any event no later than the 105th day after the Delivery Date, to pay (but not in excess of 1% of Lessor's Cost) Transaction Expenses. Notwithstanding the foregoing, Lessee at its sole option shall have the right to pay directly any and all Transaction Expenses. Lessee shall be obligated to pay directly any and all Transaction Expenses which are in excess of 1% of Lessor's Cost. If Owner Participant shall fail to pay any Transaction Expense that it is obligated to pay hereunder, Lessee shall pay such Transaction Expense. Any such payment by Lessee shall not affect Owner Participant's obligations or Lessee's rights against Owner Participant for its failure to make any such payment.

            9.2.2 PAYMENT OF OTHER EXPENSES

      Lessee shall pay (i) the ongoing fees and expenses of Owner Trustee and Mortgagee, and (ii) all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by any Participant attributable to (A) any transfer of title to the Aircraft or any Engine contemplated by Section 4.5 of the Lease or (B) any waiver, amendment or modification of any Operative Agreement to the extent requested by Lessee.

            9.2.3 PAYMENTS IF TRANSACTIONS DO NOT CLOSE

      In the event that the transaction contemplated by this Agreement fails to close as a result of the Owner Participant's failure to comply with its obligations under this Agreement or any breach of a representation or warranty of Owner Participant made in or pursuant to any Operative Agreement, notwithstanding any other rights and remedies that the parties hereto shall have against Owner Participant, the Owner Participant will be responsible for all of its fees and expenses, including but not limited to the fees, expenses and disbursements of its special counsel and the fees of the Appraiser referred to in Section 5.1.2(xv).


      9.3 GENERAL TAX INDEMNITY

            9.3.1 GENERAL

      Except as provided in Section 9.3.2, Lessee agrees that each payment of Rent paid by Lessee pursuant to the Lease, and any other payment or indemnity paid by Lessee to a Tax Indemnitee under any Operative Agreement, shall be free

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of all withholdings or deductions with respect to Taxes of any nature (other than U.S. federal, state or local withholding taxes on, based on or measured by gross or net income), and in the event that Lessee shall be required by applicable law to make any such withholding or deduction for any such payment
(x) Lessee shall make all such withholdings or deductions, (y) the amount payable by Lessee shall be increased so that after making all required withholdings or deductions such Tax Indemnitee receives the same amount that it would have received had no such withholdings or deductions been made, and (z) Lessee shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Lessee further agrees that, in the event it is required to withhold from any payment of Basic Rent, Stipulated Loss Value (and amounts determined by reference thereto), and amounts payable upon exercise of Lessee's purchase option pursuant to Section 17.3 of the Lease, any Tax imposed upon Owner Participant or Owner Trustee (including any withholding Tax based on income or receipts of Owner Participant or Owner Trustee) and such Tax is excluded from indemnification pursuant to Section 9.3.2, Lessee shall pay such additional amount, if any, required so that the total amount paid by Lessee (after making all required withholdings) is equal to (assuming timely payment of the Equipment Notes prior to the relevant Payment Date) the aggregate principal amount of scheduled installments due on the Equipment Notes outstanding on the relevant Payment Date, together with accrued and unpaid interest, due on the Equipment Notes; Owner Participant or Owner Trustee, as the case may be, shall reimburse Lessee for any such additional amounts within two Business Days after demand therefor. Except as provided in Section 9.3.2 and whether or not any of the transactions contemplated hereby are consummated, Lessee shall pay, indemnify, protect, defend and hold each Tax Indemnitee harmless from all Taxes imposed by any Taxing Authority that may from time to time be imposed on or asserted against any Tax Indemnitee or the Aircraft, the Airframe, any Engine or any Part or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including but not limited to any Tax imposed upon or with respect to (x) the Aircraft, the Airframe, any Engine, any Part, any Operative Agreement (including without limitation any Equipment Notes) or any data or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, prepossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, reregistration, repair, replacement, overhaul, location, control, the imposition of any Lien (other than a Lessor Lien), financing, refinancing requested by the Lessee, abandonment or other disposition of the Aircraft, the Airframe, any Engine, any Part, any data or any other thing delivered or to be delivered under an Operative Agreement or (z) rent, interest, fees or any other income, proceeds, receipts or earnings, whether actual or deemed, arising upon, in connection with, or in respect of, any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Trust Estate) or the transactions contemplated thereby.

            9.3.2 CERTAIN EXCEPTIONS

      The provisions of Section 9.3.1 shall not apply to, and Lessee shall have no liability hereunder for, Taxes:

      (a) imposed on a Tax Indemnitee by the federal government of the United States or any Taxing Authority or governmental subdivision of the United States or therein (including any state or local Taxing Authority) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts or
(ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), sales, use, license or property Taxes);

      (b) imposed on a Tax Indemnitee by any Taxing Authority or governmental subdivision thereof or therein outside of the United States (including any Taxing Authority in or of a territory, possession or commonwealth of the United States) (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), (A) sales, use, license or property Taxes, or (B) any Taxes imposed by any Taxing Authority (other than a Taxing Authority within whose jurisdiction such Tax Indemnitee is incorporated or organized or maintains its principal place of business) if such Tax Indemnitee would not have been subject to Taxes of such type by such jurisdiction but for (I) the location, use or operation of the Aircraft, the Airframe, any Engine or any Part thereof by a Lessee Person within the jurisdiction of the Taxing Authority imposing such Tax, or (II) the activities of any Lessee Person (except for activities of a Lessee Person that is not an Affiliate, successor or assign of the Lessee, which activities are unrelated to the transactions contemplated by the Operative Agreements) in such jurisdiction, including, but not limited to, use of any other aircraft by Lessee in such jurisdiction, (III) the status of any Lessee Person as a foreign entity or as an entity owned in whole or in part by foreign persons, (IV) Lessee having made (or having been deemed to have made) payments to such Tax Indemnitee from the relevant jurisdiction or (V) in the case of the Pass Through Trustees, any Participant or any related Tax Indemnitee, the Lessee being incorporated, organized, maintaining a place of business or conducting activities in such jurisdiction);

      (c) on, or with respect to, or measured by, any trustee fees, commissions or compensation received by Owner Trustee, Pass Through Trustee, Subordination Agent or Mortgagee;

      (d) on the Trust or the Trust Estate that result from treatment of the Trust or the Trust Estate as an entity, such as a corporation, separate and apart from the Owner Participant;

      (e) that are being contested as provided in Section 9.3.4 hereof;

      (f) imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

      (g) imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition (including a deemed transfer or disposition) by such Tax Indemnitee or a related Tax Indemnitee (or, in the case of the Owner Participant, by Owner Trustee, or, in the case of Taxes imposed on a transferee, by the transferor) of any interest in the Aircraft, the Airframe, any Engine or any Part, the Rent (other than the assignment of Rent to the Mortgagee pursuant to the Trust Indenture), the Trust, the Trust Estate, the Trust Indenture Estate, the Lease or any interest arising under the Operative Agreements or any Equipment Note or a transfer or disposition (including a deemed transfer or disposition) of any interest in a Tax Indemnitee (other than (A) a substitution or replacement of the Aircraft, the Airframe, any Engine or any Part by a Lessee Person that is treated for Tax purposes as a transfer or disposition, (B) a transfer pursuant to an exercise of remedies upon a Lease Event of Default that shall have occurred and have been continuing, or (C) a transfer to Lessee pursuant to Section 17.3 of the Lease);

      (h) Taxes in excess of those that would have been imposed had there not been a transfer or other disposition by or to such Tax Indemnitee or a related Tax Indemnitee described in paragraph (g) above;

      (i) imposed on the Owner Participant and indemnified by Lessee pursuant to the Tax Indemnity Agreement;

      (j) imposed with respect to any period after the expiration or earlier termination of the Term and, if required pursuant to the terms of the Lease, the return of possession of the Aircraft to Lessor or placement in storage at the request of Lessor in accordance with the Lease (provided that this exclusion (j) shall not apply to Taxes imposed after such period arising as a result of payments by Lessee under the Operative Agreements after such period);

      (k) consisting of any interest, penalties or additions to tax imposed on a Tax Indemnitee as a result of (in whole or in part) failure of such Tax Indemnitee or a related Tax Indemnitee to file any return properly and timely, unless such failure shall be caused by the failure of Lessee to fulfill its obligations, if any, under Section 9.3.6 with respect to such return;

      (l) resulting from, or that would not have been imposed but for, any Lessor Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or a related Tax Indemnitee;

      (m) imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or a related Tax Indemnitee of any covenant of such Tax Indemnitee or any Affiliate thereof contained in any Operative Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement;

      (n) in the nature of an intangible or similar Tax (i) upon or with respect to the value or principal amount of the interest of any Loan Participant or any Note Holder in any Equipment Note or the loan evidenced thereby or (ii) upon or with respect to the value of the interest of the Owner Participant in the Trust Estate or the Trust, in each case only if such Taxes are in the nature of franchise Taxes or result from the Tax Indemnitee doing business in the taxing jurisdiction and are imposed because of the place of incorporation or the activities unrelated to the transactions contemplated by the Operative Agreements in the taxing jurisdiction of such Tax Indemnitee;

      (o) that is included in Lessor's Cost and paid to the appropriate Taxing Authority;

      (p) imposed on a Tax Indemnitee by a Taxing Authority of a jurisdiction outside the United States to the extent that such Taxes would not have been imposed but for a connection between the Tax Indemnitee or a related Tax Indemnitee and such jurisdiction imposing such Tax unrelated to the transactions contemplated by the Operative Agreements; or

      (q) Taxes relating to ERISA or Section 4975 of the Code.

      For purposes hereof, a Tax Indemnitee and any other Tax Indemnitees that are successors, assigns, agents, servants or Affiliates of such Tax Indemnitee shall be related Tax Indemnitees.

            9.3.3 PAYMENT

      (a) Lessee's indemnity obligation to a Tax Indemnitee under this Section
9.3 shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this Section 9.3 and any tax benefits actually recognized by such Tax Indemnitee as a result of the indemnifiable Tax (including, without limitation, any benefits recognized as a result of an indemnifiable Tax being utilized by such Tax Indemnitee as a credit against Taxes not indemnifiable under this Section 9.3), shall equal the amount of the Tax indemnifiable under this Section 9.3.

      (b) At Lessee's request, the computation of the amount of any indemnity payment owed by Lessee or any amount owed by a Tax Indemnitee to Lessee pursuant to this Section 9.3 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Lessee. Such verification shall be binding. The costs of such verification

(including the fee of such public accounting firm) shall be borne by Lessee unless such verification shall result in an adjustment in Lessee's favor of 5% or more of the net present value of the payment as computed by such Tax Indemnitee, in which case the costs shall be paid by such Tax Indemnitee.

      (c) Each Tax Indemnitee shall provide Lessee with such certifications, information and documentation as shall be in such Tax Indemnitee's possession and as shall be reasonably requested by Lessee to minimize any indemnity payment pursuant to this Section 9.3; provided, that notwithstanding anything to the contrary contained herein, no Tax Indemnitee shall be required to provide Lessee with any Tax returns.

      (d) Each Tax Indemnitee shall promptly forward to Lessee any written notice, bill or advice received by it from any Taxing Authority concerning any Tax for which it seeks indemnification under this Section 9.3. Lessee shall pay any amount for which it is liable pursuant to this Section 9.3 directly to the appropriate Taxing Authority if legally permissible or upon demand of a Tax Indemnitee, to such Tax Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section 9.3.4, within 30 days after a Final Determination (as defined below)), but in no event more than one Business Day prior to the date the Tax to which such amount payable hereunder relates is due. If requested by a Tax Indemnitee in writing, Lessee shall furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of any Tax paid by Lessee or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee. Lessee shall also furnish promptly upon written request such data as any Tax Indemnitee may reasonably require to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction unless such data is not reasonably available to Lessee or, unless such data is specifically requested by a Taxing Authority, is not customarily furnished by domestic air carriers under similar circumstances. For purposes of this Section 9.3, a "Final Determination" shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 9.3.4, which decision, judgment, decree or other order has become final and unappealable, (ii) a closing agreement or settlement agreement entered into in accordance with Section 9.3.4 that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (iii) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

      (e) If any Tax Indemnitee shall actually realize a tax savings by reason of any Tax paid or indemnified by Lessee pursuant to this Section 9.3 (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings is not otherwise taken into account in computing such payment or indemnity such Tax Indemnitee shall pay to Lessee an amount equal to the lesser of (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent, realized or (ii) the amount of all payments pursuant to this Section 9.3 by Lessee to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Lessee pursuant to this Section 9.3.3 (e)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Lessee to make payments to such Tax Indemnitee pursuant to this Section 9.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence so long as a Lease Event of Default of a monetary nature has occurred and is continuing. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under Section
9.3.1 without regard to the provisions of Section 9.3.2 (other than Section
9.3.2 (f)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit.

            9.3.4 CONTEST

      (a) If a written claim is made against a Tax Indemnitee for Taxes with respect to which Lessee could be liable for payment or indemnity hereunder, or if a Tax Indemnitee makes a determination that a Tax is due for which Lessee could have an indemnity obligation hereunder, such Tax Indemnitee shall promptly give Lessee notice in writing of such claim (provided, that failure to so notify Lessee shall not relieve Lessee of its indemnity obligations hereunder unless such failure to notify effectively forecloses Lessee's rights to require a contest of such claim) and shall take no action with respect to such claim without the prior written consent of Lessee for 30 days following the receipt of such notice by Lessee; provided, that, in the case of a claim made against a Tax Indemnitee, if such Tax Indemnitee shall be required by law to take action prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to

Lessee, so inform Lessee, and such Tax Indemnitee shall take no action for as long as it is legally able to do so (it being understood that a Tax Indemnitee shall be entitled to pay the Tax claimed and sue for a refund prior to the end of such 30-day period if (i)(A) the failure to so pay the Tax would result in substantial penalties (unless immediately reimbursed by Lessee) and the act of paying the Tax would not materially prejudice the right to contest or (B) the failure to so pay would result in criminal penalties and (ii) such Tax Indemnitee shall take any action so required in connection with so paying the Tax in a manner that is the least prejudicial to the pursuit of the contest). In addition, such Tax Indemnitee shall (provided, that Lessee shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Lessee with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which Lessee may be required to indemnify hereunder. If requested by Lessee in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at the expense of Lessee (including, without limitation, all reasonable costs, expenses and reasonable attorneys' and accountants' fees and disbursements), in good faith contest (or, if permitted by applicable law, allow Lessee to contest) through appropriate administrative and judicial proceedings the validity, applicability or amount of such Taxes by (I) resisting payment thereof, (II) not paying the same except under protest if protest is necessary and proper or (III) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. If requested to do so by Lessee, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. If and to the extent the Tax Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Agreements without, in the good faith judgment of such Tax Indemnitee, adversely affecting such Tax Indemnitee, such Tax Indemnitee shall permit Lessee to control the conduct of any such proceeding and shall provide to Lessee (at Lessee's cost and expense) with such information or data that is in such Tax Indemnitee's control or possession that is reasonably necessary to conduct such contest. In the case of a contest controlled by a Tax Indemnitee, such Tax Indemnitee shall consult with Lessee in good faith regarding the manner of contesting such claim and shall keep Lessee reasonably informed regarding the progress of such contest. A Tax

Indemnitee shall not fail to take any action expressly required by this Section
9.3.4 (including, without limitation, any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of the Lessee (except as contemplated by Section 9.3.4(b) or (c)).

      (b) Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Lessee to pursue any contest) unless (i) Lessee shall have agreed to pay such Tax Indemnitee on demand all reasonable costs and expenses incurred by such Tax Indemnitee in connection with contesting such Taxes, including, without limitation, all reasonable out of pocket costs and expenses and reasonable attorneys' and accountants' fees and disbursements, (ii) if such contest shall involve the payment of the claim, Lessee shall advance the amount thereof (to the extent indemnified hereunder) plus interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free after-Tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to the Lessee any net realized tax benefits resulting from such advance including any tax benefits resulting from making such payment),
(iii) such Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, sale or loss of the Aircraft (unless Lessee shall have made provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) (provided, that such Tax Indemnitee agrees to notify Lessee in writing promptly after it becomes aware of any such risk), (iv) no Lease Event of Default shall have occurred and be continuing unless Lessee has provided security for its obligations hereunder by advancing to such Tax Indemnitee before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses, and (v) prior to commencing any judicial action controlled by Lessee, Lessee shall have acknowledged its liability for such claim hereunder, provided that Lessee shall not be bound by its acknowledgment if the Final Determination articulates conclusions of law and fact that demonstrate that Lessee has no liability for the contested amounts hereunder. Notwithstanding the foregoing, if any Tax Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by Lessee pursuant to this Section 9.3 without the written permission of Lessee, Lessee's obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly related claims and claims based on the outcome of such claim) shall terminate, subject to Section 9.3.4(c), and subject to Section 9.3.4(c), such Tax Indemnitee shall repay to Lessee any amount previously paid or advanced to such Tax Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax.

      (c) Notwithstanding anything contained in this Section 9.3, a Tax Indemnitee will not be required to contest the imposition of any Tax and shall be permitted to settle or compromise any claim without Lessee's consent if such Tax Indemnitee (i) shall waive its right to indemnity under this Section 9.3 with respect to such Tax (and any directly related claim and any claim the outcome of which is determined based upon the outcome of such claim), (ii) shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this
Section 9.3 with respect to such Tax, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax, and (iii) shall agree to discuss with Lessee the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax.

            9.3.5 REFUND

      If any Tax Indemnitee shall receive a refund of, or be entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed or advanced by Lessee, such Tax Indemnitee shall pay to Lessee within 30 days of such receipt an amount equal to the lesser of (a) the amount of such refund or credit plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)) and (b) such tax payment, reimbursement or advance by Lessee to such Tax Indemnitee theretofore made pursuant to this Section 9.3 (and the excess, if any, of the amount described in clause (a) over the amount described in clause (b) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Lessee to make payments to such Tax Indemnitee pursuant to this Section 9.3). If, in addition to such refund or credit, such Tax Indemnitee shall receive (or be credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to Lessee within 30 days of such receipt or realization of such credit that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Lessee prior to the receipt of such refund or realization of such credit.

            9.3.6 TAX FILING

      If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 9.3, Lessee shall timely file the same (except for any such report, return or statement which a Tax Indemnitee has timely notified the Lessee in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish Lessee with any information in such Tax Indemnitee's possession or control that is reasonably necessary to file any such return, report or statement and is reasonably requested in writing by Lessee (it being understood that the Tax Indemnitee shall not be required to furnish copies of its actual tax returns, although it may be required to furnish relevant information contained therein). Lessee shall either file such report, return or statement and send a copy of such report, return or statement to such Tax Indemnitee, and Owner Trustee if the Tax Indemnitee is not Owner Trustee, or, where Lessee is not permitted to file such report, return or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return or statement to such Tax Indemnitee in a manner satisfactory to such Tax Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

            9.3.7 FORMS

      Each Tax Indemnitee agrees to furnish from time to time to Lessee or Mortgagee or to such other person as Lessee or Mortgagee may designate, at Lessee's or Mortgagee's request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if
(x) such reduction or exemption is available to such Tax Indemnitee and (y) Lessee has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

            9.3.8 NON-PARTIES

      If a Tax Indemnitee is not a party to this Agreement, Lessee may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to

Lessee, to the terms of this Section 9.3 and Section 15.8 prior to making any payment to such Tax Indemnitee under this Section 9.3.

            9.3.9 SUBROGATION

      Upon payment of any Tax by Lessee pursuant to this Section 9.3 to or on behalf of a Tax Indemnitee, Lessee, without any further action, shall be subrogated to any claims that such Tax Indemnitee may have relating thereto. Such Tax Indemnitee shall cooperate with Lessee (to the extent such cooperation does not result in any unreimbursed cost, expense or liability to such Tax Indemnitee) to permit Lessee to pursue such claims.

            9.3.10 FOREIGN TAX ON LOAN PAYMENTS

      If an Owner Participant is incorporated or organized, or maintains a place of business or conducts activities in, a country other than the United States or in a territory, possession or commonwealth of the United States (within the meaning of the tax law of that foreign jurisdiction) and if as a result thereof any foreign Taxes (including withholding Taxes) are imposed on the Pass Through Trustees, Pass Through Trusts, or Note Holders, then Owner Participant shall reimburse Lessee for any payments Lessee is required to make to or on behalf of any Pass Through Trustee, Pass Through Trust, or Note Holder under this Section
9.3 as a result of the imposition of such Taxes. The amount payable by Owner Participant to Lessee shall be an amount which, after taking into account any such Taxes, any Tax imposed upon the receipt or accrual by Lessee of such payment by Owner Participant and any tax benefits or tax savings realized by Lessee with respect to the payment of such withholding Tax or the payment hereunder, shall equal the amount of Lessee's payment to or on behalf of such Pass Through Trustee, or Note Holder.

      9.4 PAYMENTS

      Any payments made pursuant to Section 9.1 or 9.3 shall be due on the 60th day after demand therefor and shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Lessee, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Lessee, as the case may be, in written directives to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or Lessee, as the case may be, by certified mail, postage prepaid, at its address as set forth in this Agreement.

      9.5 INTEREST

      If any amount, payable by Lessee, any Indemnitee or any Tax Indemnitee under Section 9.1 or 9.3 is not paid when due, the person obligated to make such payment shall pay on demand, to the extent permitted by Law, to the person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the same is paid, at the Payment Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

      9.6 BENEFIT OF INDEMNITIES

      The obligations of Lessee in respect of all indemnities, obligations, adjustments and payments in Section 9.1 or 9.3 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto, without declaring the Lease to be in default or taking other action thereunder, and notwithstanding any provision of the Trust Indenture.

SECTION 10 ASSIGNMENT OR TRANSFER OF INTERESTS

      10.1 PARTICIPANTS, OWNER TRUSTEE AND NOTE HOLDERS

                 10.1.1  OWNER PARTICIPANT

      (a) During the Term, Owner Participant shall not Transfer any or all of its right, title or interest in the Trust Estate or the Trust Agreement and to this Agreement unless:

            (i) The Transferee shall have full power, authority and legal right to execute and deliver and to perform the obligations of Owner Participant under this Agreement and the other Owner Participant Agreements and shall provide reasonably satisfactory evidence of such power and authority to Lessee, Owner Trustee and Mortgagee;

            (ii) The Transferee shall enter into one or more legal, valid, binding and enforceable agreements effective to confirm that such Transferee agrees to be bound by all the terms of, and to undertake all of the obligations arising after such transfer of, the transferring Owner Participant contained in the Owner Participant Agreements and in which it makes representations and warranties substantially the same as those contained in Section 6.2 of the Participation Agreement;

            (iii) Lessee shall not be obligated to pay any greater amount or incur any greater obligation than that which it would have been obliged to pay or incur under the Lease or other Lessee Operative Agreement if no transfer or assignment had taken place, and the terms and conditions of this Lease and the other Lessee Operative Agreements insofar as they relate to the rights and obligations of Lessee or the Loan Participant shall not be altered;

            (iv) Owner Participant shall deliver to Lessee, Owner Trustee and Mortgagee an opinion of counsel reasonably satisfactory to each of them to the effect that such agreement or agreements referred to in Section 10.1.1(a)(ii) and, if applicable, 10.1.1(a)(vi) are legal, binding and enforceable in accordance with its or their terms and that such transfer will not violate the Act, the registration provisions of the Securities Act, or any other applicable Federal law;

            (v) The Transfer shall relate to the Owner Participant's entire interest as Owner Participant;

            (vi) The Transferee is a Citizen of the United States (it being understood that the existence of any such requirement is to be determined without giving consideration to Section 47.9 of the FAA Regulations or any other provision that may restrict Lessee's use or operation of the Aircraft), or shall use a voting powers trust or similar arrangement in order to hold an interest in the Trust Estate such that the Aircraft can be registered in the United States (without giving consideration to Section 47.9 of the FAA Regulations or any other provision that may restrict Lessee's use or operation of the Aircraft); and

            (vii) The Transferee shall be a single person and shall be either
      (A) a Permitted Institution or (B) any other person (other than, without Lessee's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or an Affiliate of any of the foregoing) the obligations of which under the Owner Participant Agreements are guaranteed by a Permitted Institution in any case, pursuant to a written guaranty, in form and substance reasonably satisfactory to Lessee, Owner Trustee and Mortgagee.

      (b) Owner Participant shall give written notice to Lessee, Mortgagee and Owner Trustee at least 10 days prior to any such Transfer, specifying the name and address of the proposed Transferee, and providing financial statements of the proposed Transferee evidencing satisfaction of the requirements described in
Section 10.1.1(a)(vi)(A) or (B) above.

      (c) Any fees, charges and expenses, including the reasonable legal fees, charges and expenses incurred by Lessee, Owner Participant, Mortgagee, any Note Holder or Owner Trustee in connection with any Transfer by Owner Participant permitted by this Section 10.1.1, or by the Transferee in any such case, will be paid for by Owner Participant.

            10.1.2 OWNER TRUSTEE

      Owner Trustee may transfer its interests in the Trust Agreement pursuant to Section 9 thereof.

            10.1.3 NOTE HOLDERS

      Subject to Section 7.5.2 hereof and Section 2.07 of the Trust Indenture, any Note Holder may, at any time and from time to time, Transfer or grant participations in all or any portion of the Equipment Notes and/or all or any portion of its beneficial interest in its Equipment Notes and the Trust Indenture Estate to any person (it being understood that the sale or issuance of Pass Through Certificates by a Pass Through Trustee shall not be considered a Transfer or participation); provided, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or Trust Indenture Estate and Lessee shall not have any increased liability or obligations as a result of any such participation. In the case of any such Transfer, the Transferee, by acceptance of Equipment Notes in connection with such Transfer, shall be deemed to be bound by all of the covenants of Note Holders contained in the Operative Agreements.

      10.2 EFFECT OF TRANSFER

      Upon any Transfer in accordance with Section 10.1.1, 10.1.2 or 10.1.3 (other than any Transfer by any Note Holder, to the extent it only grants participations in Equipment Notes or in its beneficial interest therein), Transferee shall be deemed an "Owner Participant," "Owner Trustee" or a "Note Holder," respectively, for all purposes of this Agreement and the other Operative Agreements and, in the case of a Transferee of any Participant or Note Holder, shall be deemed to have paid its ratable portion of Lessor's Cost previously made by Owner Participant or Loan Participant, respectively, making such conveyance and represented by the interest being conveyed, and each reference herein to Owner Participant, Owner Trustee or Note Holder, respectively, shall thereafter be deemed a reference to such Transferee for all purposes, and the transferring Owner Participant, Owner Trustee, Loan Participant or Note Holder shall be released (except, in the case of Owner Participant, to the extent of any guaranty provided by it under Section 10.1.1(a)(vi)) from all of its liabilities and obligations under this Agreement and any other Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the Transferee; PROVIDED, that such transferring Owner Participant, Owner Trustee or Note Holder (and its respective Affiliates, successors, assigns, agents, servants, representatives, directors and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts or events prior to such Transfer.

SECTION 11. REFUNDING AND CERTAIN OTHER MATTERS

      11.1 REFUNDING GENERALLY

      Subject to Sections 11.2 and 11.4, in the event that at any time Lessee shall have given written notice to Owner Participant, Owner Trustee, and Mortgagee that Lessee is requesting a voluntary redemption of all, but not less than all, of the outstanding Equipment Notes (in compliance with the provisions of Sections 2.11 and 2.12 of the Trust Indenture) by Owner Trustee as part of a refunding transaction, Owner Participant agrees to negotiate in good faith and promptly conclude an agreement with Lessee as to the terms of such refunding transaction (including the terms of any debt to be issued in connection with such refunding transaction and the documentation to be executed in connection therewith), and after Lessee and Owner Participant shall have concluded such an agreement:

            11.1.1 REFUNDING CERTIFICATE

      Within ten Business Days after reaching such agreement, Owner Participant will deliver to Lessee a Refunding Certificate. Within ten Business Days of its receipt of the Refunding Certificate, Lessee may demand a verification pursuant to Section 3.2.1(d) of the Lease of the information set forth in the Refunding Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refunding Certificate or the determination pursuant to such verification procedures of the Refunding Information, the appropriate parties will take the actions specified in Sections 11.1.2 through 11.1.7 below.

            11.1.2 FINANCING AGREEMENTS

      The appropriate parties will enter into appropriate documentation (which may include an underwriting agreement or similar private placement agreement) with the institution or institutions to be named therein providing for (a) the issuance and sale by Owner Trustee to such institution or institutions on the Refunding Date of the New Debt and (b) the application of the proceeds of the sale of the New Debt to the redemption of all such Equipment Notes on the Refunding Date. Lessee, acting on behalf of Owner Trustee, shall give Mortgagee at least 30 days' revocable prior written notice of the proposed date of the optional redemption.

            11.1.3 LEASE AMENDMENTS

      As a condition to the closing of the refunding transaction, Lessee and Owner Trustee will amend the Lease, as contemplated by Section 3.2.1(b) of the Lease, to provide that (a) Basic Rent in respect of the period from and after the Refunding Date shall be as provided in the Refunding Information and (b) amounts payable in respect of Stipulated Loss Value and Termination Value, from and after the Refunding Date shall be as provided in the Refunding Information.

            11.1.4 SECURITY AGREEMENTS

      Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Equipment Notes and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) and the other Operative Agreements as may be necessary to effect such refunding.

            11.1.5 EXPENSES

      Whether or not such refunding transaction is consummated, Lessee shall pay or reimburse all of the reasonable out-of-pocket expenses of all parties to such refunding transaction, including, without limitation, any underwriting or placement fees and the reasonable fees and expenses of such parties' counsel and any related loan or commitment fees.

            11.1.6 MAKE WHOLE AMOUNT

      At the closing of such refunding, Owner Trustee shall pay, upon receipt of the same from Lessee (which Lessee shall pay as Supplemental Rent as a condition to the closing to the refunding transaction), to the Mortgagee for the account of each Note Holder, the Make-Whole Amount, if any, payable to such Note Holder under Section 2.11 of the Trust Indenture.

            11.1.7 RETURN OF EQUIPMENT NOTES

      Subject to compliance by Owner Trustee and Lessee with all applicable terms and conditions for voluntary prepayment under the Trust Indenture and this Agreement, each Note Holder will transfer to Owner Trustee the Equipment Notes held by it for cancellation (and Owner Trustee shall cancel the same), against receipt by such Note Holder of the then-outstanding principal amount of such Equipment Notes, accrued and unpaid interest and Make-Whole Amount, if any, thereon, together with payment in full of all other amounts then payable to such Note Holder and Mortgagee hereunder or under the Trust Indenture.

      11.2 LIMITATIONS ON OBLIGATION TO REFUND

      Notwithstanding the foregoing, Owner Participant shall have no obligation to proceed with any refunding transaction as contemplated by this Section 11:

      (a) If such transaction would have, or creates a material risk of, an adverse tax consequence to Owner Participant unless Lessee agrees to indemnify Owner Participant against such adverse tax consequence;

      (b) Unless Lessee indemnifies Owner Participant for any liability, obligation (other than the obligation to pay principal and interest and related payments in respect of the New Debt), cost or expense (including, without limitation, reasonable attorneys' fees) related to or arising out of any such refunding transaction;

      (c) If a Lease Event of Default shall have occurred and be continuing; or

      (d) If there shall have previously been consummated three refunding transactions at Lessee's request pursuant to this Section 11.

      11.3 EXECUTION OF CERTAIN DOCUMENTS

      Lessee, Owner Participant, Owner Trustee and Mortgagee each agree to execute any document necessary or advisable to implement this Section 11 (including, without limitation, the execution, delivery and/or provision of any appropriate additional or modified amendment, representation, warranty, certificate, opinion or other document that may reasonably be requested by Lessee or any other person).

      11.4 ERISA

      Owner Participant shall not be obligated to conclude the proposed refunding transaction unless the agreements utilized to effect such refunding contain an agreement by the initial holders of the New Debt substantially the same as Section 7.5.2(b) of this Agreement, except in the case of any refunding transaction where the New Debt is sold in a public offering under the Securities Act or a private placement intended for resale pursuant to Rule 144A under the Securities Act, in which case the holders of the New Debt shall be subject to the restrictions relating to ERISA substantially the same as those applicable to the purchasers of the Pass Through Certificates, as described in the Prospectus Supplement relating to the initial issuance and sale of the Pass Through Certificates.

      11.5 CONSENT TO OPTIONAL REDEMPTIONS

      Each of Owner Participant, Owner Trustee and Mortgagee agrees with Lessee not to cause an optional redemption of the Equipment Notes without Lessee's consent except as set forth in Section 2.13 of the Trust Indenture.

SECTION 12. SECTION 1110

      It is the intention of each of Lessee, Owner Participant, Loan Participants, the Note Holders (such intention being evidenced by each of their acceptance of an Equipment Note), Owner Trustee and Mortgagee that Owner Trustee, as lessor under the Lease (and Mortgagee as assignee of Owner Trustee under the Trust Indenture), shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

SECTION 13. CHANGE OF CITIZENSHIP

      13.1 GENERALLY

      Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States:

      (a) Each of Lessee, First Security, WTC and Mortgagee agrees that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith; and

      (b) Owner Participant agrees that, in the event its status is to change or has changed as a Citizen of the United States, or it makes public disclosure of circumstances as a result of which it believes that such status is likely to change, it will notify all the other parties to this Participation Agreement of
(i) such change in status promptly after obtaining Actual Knowledge thereof or
(ii) such belief as soon as practicable after such public disclosure but in any event within ten Business Days after such public disclosure.

      13.2 OWNER PARTICIPANT

      Owner Participant agrees, solely for the benefit of Lessee and the Note Holders that if, during such time as the Aircraft is registered in the United States, (a) it shall not be a Citizen of the United States and (b) the Aircraft shall be, or would therefore become, ineligible for registration in the name of Owner Trustee under the Act and regulations then applicable thereunder (without giving consideration to Section 47.9 of the FAA Regulations or any other provision that may restrict Lessee's use or operation of the Aircraft), then Owner Participant shall as soon as is reasonably practicable, but in any event within 30 days after obtaining Actual Knowledge of such ineligibility and of such loss of citizenship, (y) effect voting trust or other similar arrangements (in which case any provisions contained in the Operative Agreements restricting Owner Participant's or Owner Trustee's ability to amend the Trust Agreement shall not apply to the extent necessary to permit the use of such a voting trust or other similar arrangement) or take any other action as may be necessary to prevent any deregistration or maintain the United States registration of the

Aircraft or (z) transfer in accordance with the terms of this Agreement all its right, title and interest in and to this Agreement, the Trust Estate and the Trust Agreement in accordance with Section 10.1.

      13.3 OWNER TRUSTEE

      Upon First Security giving any notice in accordance with Section 13.1(a), Owner Trustee shall, subject to Section 9.1.1 of the Trust Agreement, resign as Owner Trustee. Upon its receipt of such notice, Owner Participant shall as promptly as practicable appoint a Citizen of the United States as successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement.

      13.4 MORTGAGEE

      Upon WTC giving any notice in accordance with Section 13.1(a), Mortgagee shall (if and so long as such citizenship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as Mortgagee's citizenship could have any adverse effect on Lessee, any Participant or any Note Holder), subject to Section 8.02 of the Trust Indenture, resign as Mortgagee promptly upon its ceasing to be such a citizen.

SECTION 14. CONCERNING OWNER TRUSTEE

      It is understood and agreed that, except as otherwise expressly provided herein or in the Trust Agreement or the Trust Indenture, Owner Trustee is entering into this Agreement solely in its capacity as trustee as provided in the Trust Agreement and not in its individual capacity and in no case whatsoever will it be liable or accountable in its individual capacity for any of the statements, representations, warranties, agreements or obligations of Owner Trustee hereunder, or for any loss in respect thereof, as to all of which the parties agree to look solely to the Trust Estate; PROVIDED, that nothing in this
Section 14 shall be deemed to limit in scope or substance the personal liability of First Security (a) to Owner Participant as expressly set forth in the Trust Agreement, (b) in respect of the representations, warranties and agreements of First Security expressly made as such herein or in any other Operative Agreement to which it is a party, and (c) for the consequences of its own gross negligence, willful misconduct, and, in receiving, handling or remitting of funds only, its willful misconduct or simple negligence as a trustee.

SECTION 15. MISCELLANEOUS

      15.1 AMENDMENTS

      No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by the party against which the enforcement of the amendment, supplement, waiver, modification, discharge, termination or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by the party against which enforcement of the same is sought.

      15.2 SEVERABILITY

      If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

      15.3 SURVIVAL

      The indemnities set forth herein shall survive the delivery or return of the Aircraft, the Transfer of any interest of Owner Participant in this Agreement, the Trust Estate and the Trust Agreement, the Transfer of any interest by any Note Holder of its Equipment Note and the expiration or other termination of this Agreement or any other Operative Agreement.

      15.4 REPRODUCTION OF DOCUMENTS

      This Agreement, all annexes, schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

      15.5 COUNTERPARTS

      This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

      15.6 NO WAIVER

      No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

      15.7 NOTICES

      Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement or other applicable Operative Agreement, and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address, or facsimile number set forth for such party in Schedule 1, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

      15.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

      (A) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

      (B) EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

      (C) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 15.7. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS

SECTION 15.8(C), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

      (D) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

      (E) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      15.9 THIRD-PARTY BENEFICIARY

      This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Liquidity Providers, The Liquidity Guarantor the Escrow Agent and the Paying Agent, each of which is an intended third party beneficiary with respect to the provisions of Section 9.1) with any rights of any nature whatsoever against any of the parties hereto and no person not a party hereto (other than the Liquidity Providers, The Liquidity Guarantor the Escrow Agent and the Paying Agent, with respect to the provisions of Section 9.1) shall have any right, power or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

      15.10 ENTIRE AGREEMENT

      This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

      15.11 FURTHER ASSURANCES

      Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectively the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement and the other Operative Agreements.

                    [This space intentionally left blank]

      IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be duly executed and delivered as of the day and year first above written.


                                          CONTINENTAL AIRLINES, INC.,
                                            Lessee



                                          By
                                            ----------------------------------
                                            Name:
                                            Title:


                                          [---------------------,]
                                            Owner Participant


                                          By
                                            ----------------------------------
                                             Name:
                                             Title:


                                          FIRST SECURITY BANK, NATIONAL
                                          ASSOCIATION,
                                             not in its individual capacity,
                                             except as expressly provided
                                             herein, but solely as Owner Trustee


                                          By
                                            ----------------------------------
                                             Name:
                                             Title:

                                          WILMINGTON TRUST COMPANY,
                                            not in its individual capacity,
                                            except as expressly provided
                                            herein, but solely as Mortgagee



                                          By
                                            ----------------------------------
                                             Name:
                                             Title:



                                          WILMINGTON TRUST  COMPANY, not in its
                                             individual capacity, except as
                                             expressly provided herein, but
                                             solely as Pass Through Trustee
                                             under the Pass Through Trust
                                             Agreement for the Continental
                                             Airlines Pass Through Trust,
                                             2000-2A-1-0



                                          By
                                            ----------------------------------
                                             Name:
                                             Title:

                                          WILMINGTON TRUST COMPANY, not in its
                                             individual capacity, except as
                                             expressly provided herein, but
                                             solely as Pass Through Trustee
                                             under the Pass Through Trust
                                             Agreement for the Continental
                                             Airlines Pass Through Trust,
                                             2000-2A-2-0



                                          By
                                            ----------------------------------
                                            Name:
                                            Title:



                                          WILMINGTON TRUST COMPANY, not in its
                                             individual capacity, except as
                                             expressly provided herein, but
                                             solely as Pass Through Trustee
                                             under the Pass Through Trust
                                             Agreement for the Continental
                                             Airlines Pass Through Trust,
                                             2000-2B-0



                                          By
                                            ----------------------------------
                                            Name:
                                            Title:

                                          WILMINGTON TRUST COMPANY, not in its
                                             individual capacity, except as
                                             expressly provided herein, but
                                             solely as Pass Through Trustee
                                             under the Pass Through Trust
                                             Agreement for the Continental
                                             Airlines Pass Through Trust,
                                             2000-2C-0



                                          By
                                            ----------------------------------
                                            Name:
                                            Title:



                                          WILMINGTON TRUST COMPANY, not in its
                                             individual capacity, except as
                                             expressly provided herein, but
                                             solely as Subordination Agent



                                          By
                                            ----------------------------------
                                            Name:
                                            Title:

                                                  ------------------------------
                                                     Annex A - Definitions [__]
                                                  ------------------------------


                                     ANNEX A

DEFINITIONS

GENERAL PROVISIONS

      (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

            (i) each of "Lessee," "Lessor," "Loan Participant," "Owner Trustee," "Owner Participant," "Mortgagee," "Note Holder" or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

            (ii) words importing the plural include the singular and words importing the singular include the plural;

            (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor (including, without limitation, in the case of each Pass Through Trust Agreement, the "Related Pass Through Trust Agreement" as defined therein);

            (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Delivery Date, and thereafter from time to time;

            (v) the words "Agreement," "this Agreement," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

            (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

            (vii) a "Section," an "Exhibit," an "Annex" or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

      (b) Each exhibit, annex and schedule to each Operative Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

      (c) Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

      (d) Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

      (e) For purposes of each Operative Agreement, the occurrence and continuance of a Lease Default or Lease Event of Default referred to in Section
14.5 shall not be deemed to prohibit the Lessee from taking any action or exercising any right that is conditioned on no Lease Event of Default, Lease Default or Special Default having occurred and be continuing if such Lease Default or Lease Event of Default consists of the institution of reorganization proceedings with respect to Lessee under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have (i) agreed to perform its obligations under the Lease with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110 or (ii) shall have assumed the Lease with the approval of the relevant court and thereafter shall have continued to perform its obligations under the Lease.

DEFINED TERMS

      "ACT" means part A of subtitle VII of title 49, United States Code.

      "ACTUAL KNOWLEDGE" means (a) as it applies to Owner Trustee or Mortgagee, as the case may be, actual knowledge of a responsible officer in the Corporate Trust Department or the Corporate Trust Office, respectively, and (b) as it applies to Owner Participant or Lessee, actual knowledge of a Vice President or more senior officer of Owner Participant or Lessee, respectively, or any other officer of Owner Participant or Lessee, respectively, having responsibility for the transactions contemplated by the Operative Agreements; PROVIDED that each of Lessee, Owner Participant, Owner Trustee and Mortgagee shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from Lessee, Owner Participant, any Note Holder, Owner Trustee or Mortgagee, such notice having been given pursuant to Section 15.7 of the Participation Agreement.

      "ADDITIONAL INSURED" is defined in Section D of Annex D to the Lease.

      "ADVERSE CHANGE IN TAX LAW" means (a) for Lessee, a Change in Tax Law that Lessee regards as one that could adversely affect the economic consequences of the transactions contemplated by the Participation Agreement and the other Operative Agreements that are anticipated by Lessee or (b) for Owner Participant, any Change in Tax Law that would adversely affect any of the following tax assumptions:

            (i) For federal income tax purposes, the Lease will be a "true" lease for purposes of the Code and Owner Participant will be treated as the owner of the Aircraft and Lessee will be treated as the lessee thereof;

            (ii) For federal income tax purposes, Owner Participant will be entitled to depreciation or cost recovery deductions with respect to Lessor' s Cost of the Aircraft; and

            (iii) For federal income tax purposes, Owner Participant will be entitled to deductions for interest payments on the Equipment Notes.

      "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

      "AIRCRAFT" means, collectively, the Airframe and Engines.

      "AIRCRAFT BILL OF SALE" means the full warranty bill of sale covering the Aircraft delivered by Airframe Manufacturer to Owner Trustee on the Delivery Date.

      "AIRCRAFT DOCUMENTS" means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), to be maintained with respect to the Aircraft, Airframe, Engines or Parts; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of Lessee (PROVIDED, that all such materials shall be maintained in the English language).

      "AIRFRAME" means (a) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number and Airframe Manufacturer's serial number set forth in Lease Supplement No. 1 and any Replacement Airframe and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Airframe under and in accordance with the Lease, such Replacement Airframe shall become subject to the Lease and shall be the "Airframe" for all purposes of the Lease and the other Operative Agreements and thereupon the Airframe for which the substitution is made shall no longer be subject to the Lease, and such replaced Airframe shall cease to be the "Airframe."

      "AIRFRAME MANUFACTURER" means The Boeing Company, a Delaware corporation.

      "AMORTIZATION AMOUNT" means, with respect to any Equipment Note, as of any Payment Date, the amount determined by multiplying the percentage set forth opposite such Payment Date on the Amortization Schedule by the Original Amount of such Equipment Note.

      "AMORTIZATION SCHEDULE" means, with respect to each Equipment Note, the amortization schedule for such Equipment Note delivered pursuant to Section 2.02 of the Trust Indenture.

      "APPLICABLE PASS THROUGH TRUST" means each of the separate pass through trusts created under the Applicable Pass Through Trust Agreements.

      "APPLICABLE PASS THROUGH TRUST AGREEMENT" means each of the separate Pass Through Trust Agreements by and between the Lessee and an Applicable Pass Through Trustee.

      "APPLICABLE PASS THROUGH TRUSTEE" means each Pass Through Trustee that is a party to the Participation Agreement.

      "APPRAISER" means a firm of internationally recognized, independent aircraft appraisers.

      "AVERAGE LIFE DATE" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

      "AVIATION AUTHORITY" means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Government Entity under and in accordance with
Section 7.1.2 of the Lease, such other Government Entity.

      "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C. ss. 101 ET SEQ.

      "BASE LEASE TERM" means the period beginning on and including the Commencement Date and ending on the Scheduled Expiration Date, or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

      "BASIC PASS THROUGH TRUST AGREEMENT" means the Pass Through Trust Agreement, dated September 25, 1997, between Lessee and Pass Through Trustee, but does not include any Trust Supplement.

      "BASIC RENT" means the rent payable for the Aircraft pursuant to Section 3.2.1(a) of the Lease.

      "BENEFICIAL OWNER" when used in relation to an Equipment Note means a Person that, by reason of direct ownership, contract, share ownership or otherwise, has the right to receive or participate in receiving, directly or indirectly, payments of principal, interest or Make-Whole Amount in respect of such Equipment Note; provided that a Person shall not be deemed to be a Beneficial Owner of an Equipment Note solely because another Person in which such a Person owns common stock or other equity securities is a registered holder or Beneficial Owner of such Equipment Note unless such Person is an Affiliate of such other Person.

      "BFE" means all appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature sold by Lessee to Owner Trustee pursuant to the BFE Bill of Sale.

      "BFE AMOUNT" means the amount paid by Owner Trustee to Lessee to purchase the BFE, and is designated by Dollar amount in Schedule 3 to the Participation Agreement.

      "BFE BILL OF SALE" means the full warranty bill of sale executed by Lessee in favor of Owner Trustee, dated the Delivery Date, identifying and covering the BFE.

      "BILLS OF SALE" means the FAA Bill of Sale, the Aircraft Bill of Sale and the BFE Bill of Sale.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Houston, Texas, Wilmington, Delaware, or Salt Lake City, Utah.

      "CASH EQUIVALENTS" means the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Owner Trustee, Mortgagee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rate of "C" or better from the Thomson BankWatch Service; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's or Moody's equal to A1 or higher.

      "CHANGE IN TAX LAW" means any amendment, modification, addition or change in or to the provisions of the Code, any other federal tax statutes, the Treasury Regulations promulgated thereunder, the Internal Revenue Service Revenue Rulings, Revenue Procedures or other administrative or judicial interpretations of the Code or the federal tax statutes that affects the tax assumptions set forth in the Tax Indemnity Agreement or otherwise affects Owner Participant's anticipated Net Economic Return (other than a change in the alternative minimum tax or other change that results in Owner Participant being subject to alternative minimum tax or unable to fully utilize tax benefits because of its particular tax situation).

      "CITIZEN OF THE UNITED STATES" is defined in Section 40102(a)(15) of the Act and in the FAA Regulations.

      "CLOSING" means the closing of the transactions contemplated by the Participation Agreement on the Delivery Date.

      "CODE" means the Internal Revenue Code of 1986, as amended; PROVIDED, that when used in relation to a Plan, "Code" shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

      "COMMENCEMENT DATE" is defined in Schedule 1 to the Lease.

      "COMMITMENT" means, for any Participant, the amount of its participation in the payment of Lessor's Cost.

      "COMMITMENT TERMINATION DATE" is defined in Schedule 3 to the Participation Agreement.

      "CONSENT AND AGREEMENT" means the Manufacturer Consent and Agreement [________], dated as of even date with the Participation Agreement, of Airframe Manufacturer.

      "CONTINUOUS STAY PERIOD" is defined in Section 4.04(a) of the Trust Indenture.

      "CORPORATE TRUST DEPARTMENT" or "TRUST OFFICE" means the principal corporate trust office of Owner Trustee located from time to time at Owner Trustee's address for notices under the Participation Agreement or such other office at which Owner Trustee's corporate trust business shall be administered which Owner Trustee shall have specified by notice in writing to Lessee, Mortgagee and each Note Holder.

      "CORPORATE TRUST OFFICE" means the principal office of Mortgagee located at Mortgagee's address for notices under the Participation Agreement or such other office at which Mortgagee's corporate trust business shall be administered which Mortgagee shall have specified by notice in writing to Lessee, Owner Trustee and each Note Holder.

      "CRAF" means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. ss. 9511-13 or any similar substitute program.

      "DEBT" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction or any other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

      "DEBT RATE" means, with respect to (i) any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Trust Indenture and (ii) any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Payment Due Rate.

      "DEFAULT" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

      "DELAYED DELIVERY DATE" means a delayed Delivery Date notified to each Participant, Owner Trustee and Mortgagee by Lessee pursuant to Section 4.3 of the Participation Agreement, which delayed Delivery Date shall be a Business Day not later than the Commitment Termination Date.

      "DELIVERY DATE" means the Business Day specified in Lease Supplement No. 1 as the date on which, among other things, the Aircraft is delivered to and accepted by Lessee under the Lease and the Closing occurs.

      "DEPOSIT AGREEMENT" means each of the four Deposit Agreements between the Depositary and the Escrow Agent, dated as of the Issuance Date, each of which relates to one of the Pass Through Trusts, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, any such Deposit Agreement shall be effective unless consented to by Lessee.

      "DEPOSITARY" means Credit Suisse First Boston, New York branch, as Depositary under each Deposit Agreement.

      "DOLLARS," "UNITED STATES DOLLARS" or "$" means the lawful currency of the United States.

      "DOT" means the Department of Transportation of the United States or any Government Entity succeeding to the functions of such Department of Transportation.

      "ELIGIBLE ACCOUNT" means an account established by and with an Eligible Institution at the request of the Mortgagee, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the UCC), (b) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the UCC), (c) the Mortgagee shall be the "entitlement holder" (as defined in Section 8-102(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Mortgagee to the exclusion of the Lessee and the Owner Trustee, and (e) the "securities intermediary jurisdiction" (under Section 8-110(e) of the UCC) shall be the State of New York.

      "ELIGIBLE INSTITUTION" means the corporate trust department of (a) Wilmington Trust Company, acting solely in its capacity as a "securities intermediary" (as defined in Section 8-102(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A-3 or its equivalent.

      "ENFORCEMENT DATE" is defined in Section 4.03 of the Trust Indenture.

      "ENGINE" means (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number set forth in Lease Supplement No. 1 and originally installed on the Airframe on delivery thereof pursuant to the Lease, and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Engine under and in accordance with the Lease, such Replacement Engine shall become subject to the Lease and shall be an "Engine" for all purposes of the Lease and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Lease, and such replaced Engine shall cease to be an "Engine."

      "ENGINE CONSENT AND AGREEMENT" means the Engine Manufacturer Consent and Agreement [________] dated as of even date with the Participation Agreement, of Engine Manufacturer.

      "ENGINE MANUFACTURER" means [CFM International, a Delaware corporation.] [General Electric Company, a New York corporation.]

      "EQUIPMENT NOTE REGISTER" is defined in Section 2.07 of the Trust
Indenture.

      "EQUIPMENT NOTES" means and includes any equipment notes issued under the Trust Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture) and any Equipment Note issued under the Trust Indenture in exchange for or replacement of any Equipment Note.

      "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations and rulings issued thereunder all as amended and in effect from time to time.

      "ESCROW AGENT" means First Security Bank, National Association, as Escrow Agent under each of the Escrow Agreements.

      "ESCROW AGREEMENT" means each of the four Escrow and Paying Agent Agreements, among the Escrow Agent, the Paying Agent, certain initial purchasers of the Pass Through Certificates named therein and one of the Pass Through Trustees, dated as of the Issuance Date, each of which relates to one of the Pass Through Trusts, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless consented to by Lessee.

      "EVENT OF DEFAULT" is defined in Section 4.02 of the Trust Indenture.

      "EVENT OF LOSS" means, with respect to the Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

      (a) the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Lessee;

      (b) the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

      (c) any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;

      (d) any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Government Entity or purported Government Entity (other than a requisition of use by a Permitted Government Entity) for a period exceeding 180 consecutive days or, if earlier, at the end of the Term;

      (e) any seizure, condemnation, confiscation, taking or requisition of use of such property by any Permitted Government Entity that continues until the 30th day after the last day of the Term, PROVIDED that no such Event of Loss shall exist if Lessor shall have elected not to treat such event as an Event of Loss pursuant to
            Section 10.6 of the Lease; and

      (f) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Lessee's business of passenger air transportation is prohibited for a period of 180 consecutive days, unless Lessee, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Lessee, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Lessee's entire U.S.fleet of such property and Lessee, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee, but in any event if such use shall have been prohibited for a period of three years or such use shall be prohibited at the expiration of the Term.

      "EXCLUDED PAYMENTS" means (i) indemnity payments paid or payable by Lessee to or in respect of Owner Participant, or Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents pursuant to Section 9 of the Participation Agreement or any corresponding payments under the Lease,
(ii) proceeds of public liability insurance paid or payable as a result of insurance claims made, or losses suffered, by Owner Trustee in its individual capacity or by Owner Participant, that are payable directly to Owner Trustee in its individual capacity, or Owner Participant, respectively, for their own account, (iii) proceeds of insurance maintained with respect to the Aircraft by Owner Participant or any Affiliate thereof for its or their own account or benefit (whether directly or through Owner Trustee) and permitted under Section
11.2 of the Lease, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee whether or not denominated as Supplemental Rent, (v) any Transaction Expenses paid or payable by the Lessee to the Owner Trustee (to the extent for its sole benefit) or the Owner Participant pursuant to the Lease or the Participation Agreement, (vi) any amount payable to the Owner Participant by any transferee as the purchase price of the Owner Participant's interest in the Trust Estate, (vii) any interest that pursuant to the Operative Agreements may from time to time accrue in respect of any of the amounts described in clauses
(i) through (vi) above, (viii) any right to enforce the payment of any amount described in clauses (i) through (vii) above (PROVIDED, that the rights referred to in this clause (viii) shall not be deemed to include the exercise of any remedies provided for in the Lease other than the right to sue for specific performance of any covenant to make such payment or to sue for damages in respect of the breach of any such covenant) and (ix) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Payments.

      "EXPENSES" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

      "FAA" means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

      "FAA BILL OF SALE" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner Trustee on the Delivery Date by Airframe Manufacturer.

      "FAA FILED DOCUMENTS" means the Lease, Lease Supplement No. 1, the Trust Indenture, the Trust Agreement, the initial Trust Indenture Supplement, the FAA Bill of Sale and an application for registration of the Aircraft with the FAA in the name of Owner Trustee.

      "FAA REGULATIONS" means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

      "FAIR MARKET RENTAL VALUE" means the fair market rental value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing lessee under no compulsion to lease, and an informed and willing lessor under no compulsion to lease, the Aircraft, for the applicable Renewal Lease Term, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease, (b) payments of rent would be made semiannually, and (c) the Aircraft would be leased during any such Renewal Lease Term on the same terms and conditions as are set forth in the Lease with respect to the Base Lease Term.

      "FAIR MARKET SALES VALUE" means the fair market sales value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing buyer under no compulsion to buy, and an informed and willing seller under no compulsion to sell, the Aircraft, in a transaction that would close on or about the relevant time of determination, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease and (b) the Aircraft would be delivered to such informed and willing buyer in the return condition required by the Lease.

      "FINANCING STATEMENTS" means, collectively, UCC-1 (and, where appropriate, UCC-3) financing statements (a) covering the Trust Indenture Estate, by Owner Trustee, as debtor, showing Mortgagee as secured party, for filing in Utah and each other jurisdiction that, in the opinion of Mortgagee, is necessary to perfect its Lien on the Trust Indenture Estate and (b) covering the Lease and the Aircraft, as a precautionary matter, by Lessee, as lessee, showing Owner Trustee as lessor and Mortgagee as assignee of Owner Trustee, for filing in Texas and each other jurisdiction that, in the opinion of Owner Trustee and Mortgagee, is reasonably desirable.

      "FIRST SECURITY" means First Security Bank, National Association, a national banking association, not in its capacity as Owner Trustee under the Trust Agreement, but in its individual capacity.

      "FIXED RENEWAL LEASE TERM" means each term for which the Lease is extended by Lessee, if any, pursuant to the first and second such extensions in accordance with Section 17 of the Lease.

      "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

      "GOVERNMENT ENTITY" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

      "GTA" means the General Terms Agreement as defined in the Purchase Agreement Assignment.

      "INDEMNITEE" means (i) First Security and Owner Trustee, (ii) WTC and Mortgagee, (iii) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (iv) each Participant, (v) the Trust Estate and the Trust Indenture Estate, (vi) each Affiliate of the persons described in clauses (i) through (iv), inclusive, (vii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (iv) inclusive and in clause (vi), (viii) the successors and permitted assigns of the persons described in clauses (i) through
(iv), inclusive, and in clauses (vi) and (vii) and (ix) the Pass Through Indemnitees; PROVIDED THAT the Pass Through Indemnitees are Indemnitees only for purposes of Section 9.1 of the Participation Agreement. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Owner Participant, Loan Participant or Note Holder.

      "INDENTURE AGREEMENTS" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

      "INDENTURE DEFAULT" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute an Indenture Event of Default.

      "INDENTURE EVENT OF DEFAULT" means any one or more of the conditions, circumstances, acts or events set forth in Section 4.02 of the Trust Indenture.

      "INDENTURE INDEMNITEE" means (i) WTC and the Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) the Liquidity Provider, (v) each Pass Through Trustee,
(vi) the Paying Agent, (vii) the Escrow Agent and (viii) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (vii) inclusive above.

      "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Provider and the Subordination Agent, dated as of the Issuance Date, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Lessee.

      "INTERIM LEASE TERM" means the period commencing on and including the Delivery Date, and ending on and including the day immediately preceding the Commencement Date or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

      "INTERIM RENT" is defined in Schedule 1 to the Lease.

      "IRS" means the Internal Revenue Service of the United States or any Government Entity succeeding to the functions of such Internal Revenue Service.

      "ISSUANCE DATE" means November 28, 2000.

      "LAW" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

      "LEASE" or "LEASE AGREEMENT" means the Lease Agreement [________], dated as of even date with the Participation Agreement, between Owner Trustee and Lessee.

      "LEASE DEFAULT" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute a Lease Event of Default.

      "LEASE EVENT OF DEFAULT" means any one or more of the conditions, circumstances, acts or events set forth in Section 14 of the Lease.

      "LEASE SUPPLEMENT" means a supplement to the Lease, in the form of Exhibit A to the Lease.

      "LEASE SUPPLEMENT NO. 1" means the initial Lease Supplement, dated the Delivery Date.

      "LESSEE" means Continental Airlines, Inc., a Delaware corporation.

      "LESSEE OPERATIVE AGREEMENTS" means the Participation Agreement, the Lease, Lease Supplement No. 1, the Tax Indemnity Agreement, the BFE Bill of Sale, the Purchase Agreement Assignment and each other agreement between Lessee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

      "LESSEE PERSON" means Lessee, any sublessee, assignee, successor or other user or person in possession of the Aircraft, Airframe or an Engine with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any person using or claiming any rights with respect to the Aircraft, Airframe or an Engine directly by or through any of the persons in this parenthetical, but not excluding any Person claiming directly or indirectly through or under the Lease).

      "LESSEE'S ADVISOR" is defined in Schedule 3 to the Participation
Agreement.

      "LESSOR" means Owner Trustee in its capacity as lessor under the Lease.

      "LESSOR LIEN" means, with respect to any person and in respect of any property (including, without limitation, the Trust Estate, the Trust Indenture Estate, the Aircraft, Airframe, Engines, Parts or Aircraft Documents) or any payments, any Lien on such property or payments which (a) arises from claims against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) not related to any of the transactions contemplated by the Operative Agreements, (b) results from acts or omissions of such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) in violation of such person's obligations under any of the terms of the Operative Agreements, or not related to the transactions contemplated by the Operative Agreements, (c) is imposed as a result of Taxes against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) or any of its Affiliates not required to be indemnified by Lessee under the Participation Agreement, or (d) claims against such person arising out of any transfer by such person of its interest in the Aircraft, the Trust Estate or the Operative Agreements, other than a Transfer permitted by the terms of the Operative Agreements or pursuant to the exercise of remedies set forth in Section 15 of the Lease.

      "LESSOR'S COST" means the aggregate of the amounts paid by Owner Trustee to Airframe Manufacturer and Lessee to purchase the Aircraft and BFE pursuant to the Purchase Agreement Assignment and the Participation Agreement, and is designated by Dollar amount in Schedule 3 to the Participation Agreement.

      "LIEN" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

      "LIQUIDITY FACILITIES" means the four Revolving Credit Agreements (consisting of a separate Revolving Credit Agreement with the Liquidity Provider with respect to each Pass Through Trust) between the Subordination Agent, as borrower, and the Liquidity Provider, each dated as of the Issuance Date, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, any such Liquidity Facility shall be effective unless consented to by Lessee.

      "LIQUIDITY PROVIDER" means Landesbank Hessen-Thuringen Girozentrale, a public law banking institution organized under the laws of Germany, as "Class A-1 Liquidity Provider," "Class A-2 Liquidity Provider", "Class B Liquidity Provider" and "Class C Liquidity Provider" (as such terms are defined in the Intercreditor Agreement).

      "LOAN PARTICIPANTS" mean, until the Closing shall have been consummated, the Applicable Pass Through Trustees, and after the Closing shall have been consummated, each Note Holder.

      "LOSS PAYMENT DATE" means the date on which payment is due pursuant to
Section 10.1.2(a)(i) of the Lease.

      "MAINTENANCE PROGRAM" is defined in Annex C to the Lease.

      "MAJORITY IN INTEREST OF NOTE HOLDERS" means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner Trustee, Lessee, or Owner Participant or any Affiliate of any such party or any interests of Owner Trustee or Owner Participant therein by reason of subrogation pursuant to Section 4.03 of the Trust Indenture (unless all Equipment Notes then outstanding shall be held by Owner Trustee, Lessee, Owner Participant or any Affiliate of any thereof)); PROVIDED that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder any Note Holder of an Equipment Note or Equipment Notes may allocate, in such Note Holder's sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

      "MAKE-WHOLE AMOUNT" means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519) "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

      "MANUFACTURER'S PURCHASE PRICE" means the amount required to be paid to the Airframe Manufacturer to purchase the Aircraft pursuant to the Purchase Agreement Assignment.

      "MATERIAL ADVERSE CHANGE" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

      "MINIMUM LIABILITY INSURANCE AMOUNT" is defined in Schedule 1 to the
Lease.

      "MOODY'S" means Moody's Investors Service, Inc.

      "MORTGAGED PROPERTY" is defined in Section 3.03 of the Trust Indenture.

      "MORTGAGEE" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as loan trustee under the Trust Indenture.

      "MORTGAGEE AGREEMENTS" means, collectively, the Participation Agreement, the Trust Indenture and each other agreement between Mortgagee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

      "MORTGAGEE EVENT" means (i) in the event of a reorganization proceeding involving the Lessee under Chapter 11 of the Bankruptcy Code, (A) the trustee in such proceeding or the Lessee not agreeing to perform its obligations under the Lease, as contemplated under Section 1110, during the 60-day period under
Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) or (B) at any time after agreeing to perform such obligations, such trustee or the Lessee ceasing to perform such obligations with the result that the Continuous Stay Period comes to an end or

(ii) either the Equipment Notes shall have become due and payable pursuant to
Section 4.04(b) of the Trust Indenture or Mortgagee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any significant remedy in accordance with Section 4.04(a) of the Trust Indenture.

      "NET ECONOMIC RETURN" means the Owner Participant's net after-tax yield utilizing the multiple investment sinking fund method of analysis and aggregate net after-tax cash flow, computed on the basis of the same methodology and assumptions as were utilized by the initial Owner Participant in determining Basic Rent, Stipulated Loss Value percentages and Termination Value percentages, as of the Delivery Date, as such assumptions may be adjusted for events that have been the basis for adjustments to Basic Rent pursuant to Section 3.2.1(b) of the Lease or events giving rise to indemnity payments pursuant to Section 5 of the Tax Indemnity Agreement; PROVIDED, that, if the initial Owner Participant shall have transferred its interest, Net Economic Return shall be calculated as if the initial Owner Participant had retained its interest; PROVIDED FURTHER, that, notwithstanding the preceding proviso, solely for purposes of Section 11 of the Participation Agreement and calculating any adjustments to Basic Rent, Stipulated Loss Values and Termination Values in connection with a refunding pursuant to such Section 11 at a time when Owner Participant is a transferee (other than an Affiliate of the initial Owner Participant), the after-tax yield (but not the after-tax cash flow) component of Net Economic Return shall be calculated on the basis of the methodology and assumptions utilized by the transferee Owner Participant as of the date on which it acquired its interest.

      "NET PRESENT VALUE OF RENTS" means the present value, as of the date of determination, discounted at 8% per annum, compounded semiannually to the date of determination, of all unpaid Basic Rent payments during the then-remaining portion of the Base Lease Term, expressed as a percentage of Lessor's Cost.

      "NET WORTH" means, for any person, the excess of its total assets over its total liabilities.

      "NEW DEBT" means debt securities in an aggregate principal amount specified in the Refunding Information.

      "NON-U.S. PERSON" means any Person other than a United States person, as defined in Section 7701(a)(30) of the Code.

      "NOTE HOLDER" means at any time each registered holder of one or more Equipment Notes.

      "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of the Issuance Date, among Continental Airlines, Inc., the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee under each Pass Through Trust Agreement providing for, among other things, the issuance and sale of certain equipment notes, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, such Agreement shall be effective unless consented to by Lessee.

      "OBSOLETE PARTS" is defined in Section D of Annex C to the Lease.

      "OFFICER'S CERTIFICATE" means, in respect of any party to the Participation Agreement, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), the Treasurer or the Secretary of such party.

      "OPERATIVE AGREEMENTS" means, collectively, the Participation Agreement, the Trust Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Lease, Lease Supplement No. 1, the Trust Indenture, the initial Trust Indenture Supplement, the Bills of Sale, the Tax Indemnity Agreement and the Equipment Notes.

      "OPERATIVE INDENTURES" means each of the indentures under which notes have been issued and purchased by the Pass Through Trustees pursuant to the Note Purchase Agreement.

      "OP JURISDICTION" is defined in Schedule 3 to the Participation Agreement.

      "ORIGINAL AMOUNT," with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

      "OWNER PARTICIPANT" means the person executing the Participation Agreement as "Owner Participant"; PROVIDED that if an Owner Participant Transfers its interest to a successor Owner Participant, such transferring Owner Participant shall thereafter no longer be considered an "Owner Participant".

      "OWNER PARTICIPANT AGREEMENTS" means, collectively, the Participation Agreement, the Tax Indemnity Agreement, the Trust Agreement and each other agreement between Owner Participant and any other party to the Participation Agreement relating to the Transactions, delivered on the Delivery Date.

      "OWNER PARTICIPANT'S PERCENTAGE" means the percentage of Lessor's Cost allocated to the Owner Participant in Schedule 2 to the Participation Agreement.

      "OWNER TRUSTEE" means First Security Bank, National Association, a national banking association, not in its individual capacity, except as expressly provided in any Operative Agreement, but solely as Owner Trustee under the Trust Agreement.

      "OWNER TRUSTEE AGREEMENTS" means, collectively, the Participation Agreement, the Lease, Lease Supplement No. 1, the Trust Agreement, the Trust Indenture, the initial Trust Indenture Supplement, the Equipment Notes, the Purchase Agreement Assignment, and each other agreement between Owner Trustee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

      "PARTICIPANTS" means, collectively, Owner Participant and each Loan Participant and "Participant" means Owner Participant or a Loan Participant, individually.

      "PARTICIPATION AGREEMENT" means the Participation Agreement [________] dated as of [________] among Lessee, Owner Participant, Owner Trustee, the Applicable Pass Through Trustees, Subordination Agent and Mortgagee.

      "PARTS" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any items leased by Lessee from a third party other than Lessor)), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine.

      "PASS THROUGH AGREEMENTS" means the Pass Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Fee Letters referred to in Section 2.03 of each of the Liquidity Facilities, PROVIDED, that no amendment, modification or supplement to, or substitution or replacement of, any such Fee Letter shall be effective for purposes of any obligation of Lessee, unless consented to by Lessee.

      "PASS THROUGH CERTIFICATES" means the pass through certificates issued by the Pass Through Trusts (and any other pass through certificates for which such pass through certificates may be exchanged).

      "PASS THROUGH INDEMNITEES" means (i) the Subordination Agent, the Paying Agent, the Escrow Agent, the Liquidity Provider and the Pass Through Trustees,
(ii) each Affiliate of a person described in the preceding clause (i), (iii) the respective directors, officers, employees, agents and servants of each of the persons described in the preceding clauses (i) and (ii) and (iv) the successors and permitted assigns of the persons described in the preceding clauses (i),
(ii) and (iii).

      "PASS THROUGH TRUST" means each of the four separate pass through trusts created under the Pass Through Trust Agreements.

      "PASS THROUGH TRUST AGREEMENT" means each of the four separate Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, each dated as of the Issuance Date, by and between the Lessee and Pass Through Trustee, PROVIDED, that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, any such Agreement shall be effective unless consented to by Lessee.

      "PASS THROUGH TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under each Pass Through Trust Agreement.

      "PASS THROUGH TRUSTEE AGREEMENTS" means the Participation Agreement, the Pass Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, and the Intercreditor Agreement.

      "PAYMENT DATE" means (i) each April 2 and October 2 during the Term, commencing with the first such date to occur after the Commencement Date, (ii) the Scheduled Expiration Date and (iii) each Scheduled Renewal Term Expiration Date, if any.

      "PAYMENT DUE RATE" is defined in Schedule 1 to the Lease.

      "PAYMENT PERIOD" means each of the consecutive semiannual periods (or such applicable shorter period ended on the Scheduled Expiration Date and the first and last Payment Dates of any Renewal Term) during the Term ending on a Payment Date, the first such period commencing on and including the Commencement Date.

      "PAYING AGENT" means Wilmington Trust Company, as Paying Agent under each of the Escrow Agreements.

      "PERMITTED AIR CARRIER" means (i) any manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines, (ii) any Permitted Foreign Air Carrier, (iii) any person approved in writing by Lessor or (iv) any U.S. Air Carrier.

      "PERMITTED COUNTRY" means any country listed on Schedule 5 to the Lease.

      "PERMITTED FOREIGN AIR CARRIER" means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

      "PERMITTED GOVERNMENT ENTITY" means (i) the U.S. Government or (ii) any Government Entity if the Aircraft is then registered under the laws of the country of such Government Entity.

      "PERMITTED INSTITUTION" means any bank, trust company, insurance company, financial institution, corporation, firm, partnership, limited liability company or other organization (other than, without Lessee's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or Affiliate of any of the foregoing), in each case with a combined capital and surplus or net worth of at least $50,000,000.

      "PERMITTED LIEN" means any Lien described in clauses (a) through (g), inclusive, of Section 6 of the Lease.

      "PERMITTED SUBLEASE" means a sublease permitted under Section 7.2.7 of the Lease.

      "PERMITTED SUBLESSEE" means the sublessee under a Permitted Sublease.

      "PERSONS" or "PERSONS" means individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

      "PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA, or any plan within the meaning of Section 4975(e)(1) of the Code.

      "PRELIMINARY NOTICE" is defined in Section 17.1 of the Lease.

      "PTT PERCENTAGE" means, with respect to each Applicable Pass Through Trustee, the percentage of Lessor's Cost allocated to such Pass Through Trustee in Schedule 2 to the Participation Agreement.

      "PURCHASE AGREEMENT" means the Purchase Agreement [________] between Airframe Manufacturer and Lessee (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement), to the extent assigned pursuant to the Purchase Agreement Assignment.

      "PURCHASE AGREEMENT ASSIGNMENT" means the Purchase Agreement and Engine Warranties Assignment [________], dated as of even date with the Participation Agreement, between Lessee and Owner Trustee.

      "PURCHASE DATE" means the last Business Day of the Base Lease Term or any Renewal Lease Term, as specified in any Purchase Notice.

      "PURCHASE NOTICE" is defined in Section 17.3.1 of the Lease.

      "QIB" is defined in Section 2.08 of the Trust Indenture.

      "REFUNDING CERTIFICATE" means a certificate of an authorized representative of Owner Participant delivered pursuant to Section 11.1.1 of the Participation Agreement, setting forth (a) the Refunding Date and (b) the following information, subject to the limitations set forth in Section 11 of the Participation Agreement: (i) the principal amount of debt to be issued by Owner Trustee on the Refunding Date, (ii) the proposed adjusted debt/equity ratio and
(iii) the proposed revised schedules of Basic Rent, Stipulated Loss Value percentages and Termination Value percentages, and the proposed Amortization Schedules, calculated in accordance with Section 3.2.1 of the Lease.

      "REFUNDING DATE" means the proposed date on which the outstanding Equipment Notes will be redeemed and refinanced pursuant to Section 11 of the Participation Agreement.

      "REFUNDING INFORMATION" means the information set forth in the Refunding Certificate (other than the Refunding Date) as such information may have been revised by any verification procedures demanded by Lessee pursuant to Section 3.2.1(d) of the Lease.

      "REMOVABLE PARTS" is defined in Section D of Annex C to the Lease.

      "RENEWAL LEASE TERM" means, collectively, the Fixed Renewal Lease Terms and the Subsequent Renewal Lease Terms, in each case, if any.

      "RENEWAL NOTICE" is defined in Section 17.2.1 of the Lease.

      "RENEWAL RENT" for the Aircraft means the rent payable therefor in respect of a Renewal Lease Term determined pursuant to Section 17.2.2 of the Lease.

      "RENEWAL RENT LIMIT" is defined in Schedule 1 to the Lease.

      "RENT" means, collectively, Interim Rent, Basic Rent, Renewal Rent and Supplemental Rent.

      "REPLACEMENT AIRFRAME" means any airframe substituted for the Airframe pursuant to Section 10 of the Lease.

      "REPLACEMENT ENGINE" means an engine substituted for an Engine pursuant to the Lease.

      "RETURN ACCEPTANCE SUPPLEMENT" means a Return Acceptance Supplement, dated as of the date the Aircraft is returned to Lessor pursuant to Section 5 of the Lease, by Lessor and Lessee substantially in the form of Exhibit B to the Lease.

      "SCHEDULED DELIVERY DATE" means the expected Delivery Date notified to each Participant, Owner Trustee and Mortgagee by Lessee pursuant to Section 4.1 of the Participation Agreement, which expected Delivery Date shall be a Business Day not later than the Commitment Termination Date.

      "SCHEDULED EXPIRATION DATE" is defined in Schedule 1 to the Lease.

      "SCHEDULED RENEWAL TERM EXPIRATION DATE" means, in the case of the first Fixed Renewal Lease Term, the second anniversary of the Scheduled Expiration Date, in the case of the second Fixed Renewal Lease Term, the fourth anniversary of the Scheduled Expiration Date and, in the case of any Subsequent Renewal Lease Term, the day preceding the first anniversary of the commencement date of such Subsequent Renewal Lease Term.

      "SEC" means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

      "SECTION 1110" means 11 U.S.C. ss. 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy Law in effect from time to time.

      "SECURED OBLIGATIONS" is defined in Section 2.06 of the Trust Indenture.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITY" means a "security" as defined in Section 2(1) of the Securities Act.

      "SENIOR HOLDER" is defined in Section 2.14(c) of the Trust Indenture.

      "SERIES" means any of Series A-1, Series A-2, Series B, Series C or Series D.

      "SERIES A-1" or "SERIES A-1 EQUIPMENT NOTES" means Equipment Notes issued under the Trust Indenture and designated as "Series A-1" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series A-1."

      "SERIES A-2" or "SERIES A-2 EQUIPMENT NOTES" means Equipment Notes issued under the Trust Indenture and designated as "Series A-2" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series A-2."

      "SERIES B" or "SERIES B EQUIPMENT NOTES" means Equipment Notes issued under the Trust Indenture and designated as "Series B" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series B."

      "SERIES C" or "SERIES C EQUIPMENT NOTES" means Equipment Notes issued under the Trust Indenture and designated as "Series C" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series C."

      "SERIES D" or "SERIES D EQUIPMENT NOTES" means Equipment Notes issued under the Trust Indenture and designated as "Series D" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series D."

      "SIMILAR AIRCRAFT" is defined in Schedule 1 to the Lease.

      "SLV RATE" is defined in Schedule 1 to the Lease.

      "SPECIAL DEFAULT" means (i) the failure by Lessee to pay any amount of Interim Rent, Basic Rent, Renewal Rent, Stipulated Loss Value or Termination Value when due or (ii) the occurrence of any Lease Default or Lease Event of Default referred to in Section 14.5 of the Lease.

      "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

      "STIPULATED LOSS VALUE" means, with respect to the Aircraft, (a) during the Base Lease Term, the amount determined by multiplying (i) the percentage set forth in Schedule 3 to the Lease (as adjusted from time to time in accordance with Section 3.2.1 of the Lease) opposite the Stipulated Loss Value Date by (ii) Lessor's Cost and (b) during any Renewal Lease Term, the amount determined pursuant to Section 17.2.3 of the Lease. Notwithstanding anything to the contrary in any Operative Agreement, Stipulated Loss Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes prior to such date), the aggregate unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date.

      "STIPULATED LOSS VALUE DATE" means, for any month, the day in such month specified in Schedule 3 to the Lease or, if such day is not a Business Day, the immediately succeeding Business Day.

      "SUBORDINATION AGENT" means Wilmington Trust Company, as subordination agent under the Intercreditor Agreement.

      "SUBORDINATION AGENT AGREEMENTS" means the Participation Agreement, the Liquidity Facilities and the Intercreditor Agreement.

      "SUBSEQUENT RENEWAL LEASE TERM" means each term for which the Lease is extended by Lessee, if any, after the second Fixed Renewal Lease Term.

      "SUPPLEMENTAL RENT" means, without duplication (a) all amounts, liabilities, indemnities and obligations (other than Interim Rent, Basic Rent or Renewal Rent but including Make-Whole Amount, if any) that Lessee assumes or becomes obligated to or agrees to pay under any Lessee Operative Agreement to or on behalf of Lessor or any other person, including, without limitation, payments of Stipulated Loss Value, Termination Value and payments of indemnities under
Section 9 of the Participation Agreement, but excluding any amount as to which Lessee is obligated to pay a pro rata share pursuant to clause (e) of this definition, (b) (i) to the extent not payable (whether or not in fact paid) under Section 6(a) of the Note Purchase Agreement (as originally in effect or amended with the consent of the Owner Participant), an amount or amounts equal to the fees payable to the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of the Series A-1 Equipment Notes, Series A-2 Equipment Notes, Series B Equipment Notes and Series C Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all "Series A-1 Equipment Notes", "Series A-2 Equipment Notes", "Series B Equipment Notes" and "Series C Equipment Notes" (each as defined in the Note Purchase Agreement); (ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under
Section 3.07 of each Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings from such Non-Extension Advance multiplied by (y) the fraction specified in the forgoing clause (i);
(iv) if any payment default shall have occurred and be continuing with respect to interest on any Series A-1 Equipment Notes, Series A-2 Equipment Notes, Series B Equipment Notes or Series C Equipment Notes, (x) the excess, if any, of
(1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance payable under Section 3.07 of each Liquidity Facility over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by Lessee in respect of the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance was made multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series A-1 Equipment Notes, Series A-2 Equipment Notes, Series B Equipment Notes and Series C Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all "Series A-1 Equipment Notes", "Series A-2 Equipment Notes", "Series B Equipment Notes" and "Series C Equipment Notes" (each as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes"); and (v) Lessee's pro rata share of any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances), except to the extent payable pursuant to clause (i), (ii), (iii) or (iv) above, (c) Lessee's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, (d) Lessee's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement, (e) Lessee's pro rata share of any amount payable under
Section 9.1 (and, if attributable thereto, Section 9.5) of the Participation Agreement to any Pass Through Indemnitee to the extent such amount relates to, results from or arises out of or in connection with (i) the Pass Through Agreements or the enforcement of any of the terms of any of the Pass Through Agreements, (ii) the offer, sale, or delivery or the Pass Through Certificates or any interest therein or represented thereby or (iii) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Pass Through Agreement or the falsity of any representation or warranty of Lessee in any Pass Through Agreement and (f) in the event Lessee requests any amendment to any Operative Agreement or Pass Through Agreement, Lessee's pro rata share of all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agents and the Paying Agents in connection therewith payable by the Pass Through Trustees under the Escrow Agreements. As used herein, "Lessee's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes (excluding the Series D Equipment Notes) and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (excluding the "Series D Equipment Notes") (as each such term is defined in each of the Operative Indentures). For purposes of this definition, the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance" and "Unpaid Advance" shall have the meanings specified in each Liquidity Facility.

      "TAX ATTRIBUTE PERIOD" is defined in Section 1(e) of the Tax Indemnity Agreement.

      "TAX INDEMNITEE" means (a) First Security and Owner Trustee, (b) WTC and Mortgagee, (c) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (d) each Participant, (e) the Trust Estate and the Trust Indenture Estate and (f) the respective successors, assigns, agents and servants of the foregoing. For purposes of this definition, the term "Owner Participant" shall include any member of an affiliated group (within the meaning of Section 1504 of the Code) of which Owner Participant is, or may become, a member if consolidated, joint or combined returns are filed for such affiliated group for federal, state or local income tax purposes.

      "TAX INDEMNITY AGREEMENT" means the Tax Indemnity Agreement [____], dated as of even date with the Participation Agreement, between Lessee and Owner Participant.

      "TAXES" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

      "TAXING AUTHORITY" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

      "TERM" means the term, commencing on the Delivery Date, for which the Aircraft is leased pursuant to Section 3 of the Lease, and shall include the Interim Lease Term, the Base Lease Term and, if applicable, any Renewal Lease Term; PROVIDED that if at the scheduled end of the Term the Aircraft or Airframe is being used, or was within six (6) months prior thereto being used, by the U.S. Government pursuant to CRAF, the Term shall be deemed extended for the period necessary to accommodate usage of the Aircraft or Airframe pursuant to CRAF plus six months thereafter, and Lessee shall be obligated to pay Basic Rent with respect to any such period of extension at a semiannual rate equal to the average of the Basic Rent paid during the Base Lease Term or the applicable Renewal Lease Term, whichever shall have ended immediately prior to such extension.

      "TERMINATION DATE" means any Payment Date occurring after the fifth anniversary of the Delivery Date on which the Lease shall terminate in accordance with Section 9 of the Lease.

      "TERMINATION VALUE" means, with respect to the Aircraft, the amount determined by multiplying (a) the percentage set forth in Schedule 4 to the Lease (as adjusted from time to time in accordance with Section 3.2.1 of the Lease) opposite the Termination Value Date by (b) Lessor's Cost. Notwithstanding anything to the contrary in any Operative Agreement, Termination Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes prior to such date), the aggregate unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date.

      "TERMINATION VALUE DATE" means, for any month, the day in such month specified in Schedule 4 to the Lease or, if such day is not a Business Day, the immediately succeeding Business Day.

      "TRANSACTIONS" means the transactions contemplated by the Participation Agreement and the other Operative Agreements.

      "TRANSACTION EXPENSES" means: (i) the reasonable and actual fees, expenses and disbursements incurred in connection with the negotiation, execution and delivery of the Operative Agreements of (1) Richards, Layton & Finger, special counsel for Mortgagee and the Loan Participants, such information to be furnished by Mortgagee and the Subordination Agent, (2) Ray, Quinney & Nebeker, special counsel for the Owner Trustee under the Trust Agreement, such information to be furnished by Owner Trustee, and(3) Lytle, Soule & Curlee, special counsel in Oklahoma City, Oklahoma, such information to be furnished by Lessee, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, such information to be furnished by Lessee, (iii) the initial fee and reasonable and actual disbursements of Owner Trustee under the Trust Agreement, such information to be furnished by the Owner Trustee, (iv) the initial fee and reasonable and actual disbursements of Mortgagee under the Trust Indenture, such information to be furnished by Mortgagee, (v) the fee of the Appraiser with respect to the appraisal of the Aircraft referred to in Section 5.1.2(xv) of the Participation Agreement, such information to be furnished by the Owner Participant, (vi) the reasonable and actual fees, out-of-pocket expenses and disbursements of special counsel to the Owner Participant (as defined in Schedule 3 to the Participation Agreement), such information to be furnished by the Owner Participant, (vii) the equity placement fee and reasonable disbursements of Lessee's Advisor, such information to be furnished by Lessee and (viii) an allocable portion of the underwriting fee and other expenses relating to the public offering of the Pass Through Certificates, such information to be furnished by Lessee.

      "TRANSFER" means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

      "TRANSFEREE" means a person to which any Owner Participant, Owner Trustee or any Loan Participant or Note Holder purports or intends to Transfer any or all of its right, title or interest in the Trust Estate or in its Equipment Note and the Trust Indenture Estate, respectively, as described in Section 10.1.1(a),
10.1.2 or 10.1.3 (but excluding participants in any participation referred to in Section 10.1.3), respectively, of the Participation Agreement.

      "TRUST" means the trust created by the Trust Agreement.

      "TRUST AGREEMENT" means the Trust Agreement [________], dated as of even date with the Participation Agreement, between Owner Participant and Owner Trustee.

      "TRUST ESTATE" means all estate, right, title and interest of Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement and the Purchase Agreement including, without limitation, all amounts of Basic Rent and Supplemental Rent including, without limitation, insurance proceeds and requisition, indemnity or other payments of any kind for of with respect to the Aircraft. Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payment.

      "TRUST INDENTURE" means the Trust Indenture and Mortgage [_____________], dated as of even date with the Participation Agreement, between Owner Trustee and Mortgagee.

      "TRUST INDENTURE ESTATE" is defined in the "Granting Clause" of the Trust Indenture.

      "TRUST INDENTURE SUPPLEMENT" means a Trust Indenture and Mortgage [_____________] Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

      "TRUST SUPPLEMENT" means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Pass Through Certificates of a class, (ii) the issuance of the Pass Through Certificates of such class representing fractional undivided interests in such trust is authorized and (iii) the terms of the Pass Through Certificates of such class are established.

      "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

      "UNITED STATES" or "U.S." means the United States of America; PROVIDED, that for geographic purposes, "United States" means, in aggregate, the 50 states and the District of Columbia of the United States of America.

      "U.S. AIR CARRIER" means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

      "U.S. PERSON" means any Person described in Section 7701(a)(30) of the Code.

      "U.S. GOVERNMENT" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

      "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any specified Debt, at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Debt by the then outstanding principal amount of such Debt. The term "Remaining Dollar-years" shall mean the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Debt by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the Weighted Average Life to Maturity of such Debt and the date of that required payment and
(2) totaling all the products obtained in clause (1) above.

      "WET LEASE" means any arrangement whereby Lessee or a Permitted Sublessee agrees to furnish the Aircraft, Airframe or any Engine to a third party pursuant to which the Aircraft, Airframe or Engine shall at all times be in the operational control of Lessee or a Permitted Sublessee, provided that Lessee's obligations under this Lease shall continue in full force and effect notwithstanding any such arrangement.

      "WTC" means Wilmington Trust Company, a Delaware banking corporation, not in its capacity as Mortgagee under the Trust Indenture, but in its individual capacity.

                                                            --------------------
                                                                 SCHEDULE 1
                                                                    TO
                                                               PARTICIPATION
                                                                 AGREEMENT
                                                            --------------------


                                    ACCOUNTS; ADDRESSES

                         ACCOUNT FOR PAYMENTS                ADDRESS FOR NOTICES
                         --------------------                -------------------
CONTINENTAL              The Chase Manhattan Bank            Continental Airlines, Inc.
AIRLINES, INC.           New York, New York 10081            1600 Smith Street
                         Account No.: 910-2-499291           Dept. HQS-FN
                         ABA#: 021-000021                    Houston, Texas 77002
                         Attention: Darlene Cafferata        Attention: Senior Vice President -
                         Voice: 312-807-4084                 Finance
                         Facsimile: 312-807-4501             Facsimile: (713) 324-2447
                         Reference: Continental
                         Lease [_____]

OWNER PARTICIPANT        [_____]                             [_____]

THE BOEING COMPANY       The Chase Manhattan Bank            The Boeing Company
                         New York, New York 10081            P.O. Box 3707
                         Account No.: 910-1-012764           Seattle, Washington 98124-3707
                         ABA#: 021-000021                    Attention: Treasurer
                         Attention: Paul Trupia               M/S 68-34
                         Voice: 212-552-2829                 Facsimile: (206) 237-8746
                         Facsimile: 212-552-0107
                         Reference: Continental
                         Lease [_____]

FIRST SECURITY           First Security Bank,               First Security Bank,
BANK, NATIONAL           National Association               National Association
ASSOCIATION              79 South Main Street               79 South Main Street
                         Salt Lake City, Utah  84111        Salt Lake City, Utah  84111
                         Account No.: 051-0922115           Attention: Corporate Trust
                         Corporate Trust Department         Department
                         ABA#: 124-0000-12                  Facsimile: (801) 246-5053
                         Reference: Continental
                         Lease[____]

WILMINGTON TRUST         The Chase Manhattan Bank           Wilmington Trust Company
COMPANY, AS              New York, New York  10081          Rodney Square North
MORTGAGEE                Account No.: 920-1-014363          1100 North Market Street
                         ABA#: 021-000021                   Wilmington, Delaware  19890
                         Attention: Corporate Trust         Attention: Corporate Trust
                         Administration                     Administration
                         Reference: Continental Lease       Facsimile: (302) 651-8882
                         [_____]


                         ACCOUNT FOR PAYMENTS                ADDRESS FOR NOTICES
                         --------------------                -------------------
WILMINGTON TRUST         The Chase Manhattan Bank           Wilmington Trust Company
COMPANY, AS              New York, New York 10081           Rodney Square North
SUBORDINATION AGENT      Account No.: 920-1-014363          1100 North Market Street
                         ABA#: 021-000021                   Wilmington, Delaware 19890
                         Attention: Corporate Trust         Attention: Corporate Trust
                         Administration                     Administration
                         Reference: Continental             Facsimile: (302) 651-8882
                         Lease [_____]

WILMINGTON TRUST         The Chase Manhattan Bank           Wilmington Trust Company
COMPANY, AS PASS         New York, New York 10081           Rodney Square North
THROUGH TRUSTEE          Account No.: 920-1-014363          1100 North Market Street
FOR THE 2000-2A-1        ABA#: 021-000021                   Wilmington, Delaware 19890
PASS THROUGH TRUST       Attention: Corporate Trust         Attention: Corporate Trust
                         Administration                     Administration
                         Reference: Continental             Facsimile: (302) 651-8882
                         Lease [___]

WILMINGTON TRUST         The Chase Manhattan Bank           Wilmington Trust Company
COMPANY, AS PASS         New York, New York 10081           Rodney Square North
THROUGH TRUSTEE          Account No.: 920-1-014363          1100 North Market Street
FOR THE 2000-2A-2        ABA#: 021-000021                   Wilmington, Delaware 19890
PASS THROUGH TRUST       Attention: Corporate Trust         Attention: Corporate Trust
                           Administration                     Administration
                         Reference: Continental             Facsimile: (302) 651-8882
                         Lease [_____]

WILMINGTON TRUST         The Chase Manhattan Bank           Wilmington Trust Company
COMPANY, AS PASS         New York, New York 10081           Rodney Square North
THROUGH TRUSTEE          Account No.: 920-1-014363          1100 North Market Street
FOR THE 2000-2B          ABA#: 021-000021                   Wilmington, Delaware 19890
PASS THROUGH TRUST       Attention: Corporate Trust         Attention: Corporate Trust
                         Administration                     Administration
                         Reference: Continental             Facsimile: (302) 651-8882
                         Lease [_____]

WILMINGTON TRUST         The Chase Manhattan Bank           Wilmington Trust Company
COMPANY, AS PASS         New York, New York 10081           Rodney Square North
THROUGH TRUSTEE          Account No.: 920-1-014363          1100 North Market Street
FOR THE 2000-2C          ABA#: 021-000021                   Wilmington, Delaware 19890
PASS THROUGH TRUST       Attention: Corporate Trust         Attention: Corporate Trust
                           Administration                     Administration
                         Reference: Continental             Facsimile: (302) 651-8882
                         Lease [_____]


                                                            --------------------
                                                                 SCHEDULE 2
                                                                    TO
                                                               PARTICIPATION
                                                                 AGREEMENT
                                                            --------------------

                                   COMMITMENTS


PARTICIPANT                PERCENTAGE OF LESSOR'S COST            DOLLAR AMOUNT
-----------                ---------------------------            -------------

OWNER PARTICIPANT          OWNER PARTICIPANT'S
                           PERCENTAGE


PASS THROUGH TRUSTEE       LOAN PARTICIPANT'S
                           PTT PERCENTAGE


TOTAL                      100%


                                                            --------------------
                                                                 SCHEDULE 3
                                                                    TO
                                                               PARTICIPATION
                                                                 AGREEMENT
                                                            --------------------


                                  CERTAIN TERMS



DEFINED TERM                                  DEFINITION
------------                                  ----------

BFE Amount                                    [_____________]

Commitment Termination Date                   [_____________]

Lessor's Cost                                 [_____________]

Lessee's Advisor
OP Jurisdiction                               [_____________]

Special counsel to the
Owner Participant                             [_____________]
